EXHIBIT P (i)
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                              JOINT CODE OF ETHICS
                              EFFECTIVE: 12/31/2004

I.   BACKGROUND

     1. This Joint Code of Ethics (Code) has been adopted by USAA Investment Management Company (IMCO), USAA Shareholder Account Services (SAS) and each of the USAA FUNDS (as defined in Appendix A) in order to comply with Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940 which require that every investment company and investment adviser adopt such a Code in order to regulate the personal investing activities of their personnel.

     2. The purposes of this Code are to implement the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, in particular to prohibit fraudulent, deceptive or manipulative acts by personnel covered by this Code in connection with their personal transactions in: (i) COVERED SECURITIES held or to be acquired by the USAA FUNDS or other clients of IMCO (other IMCO-managed accounts) and
          (ii) REPORTABLE USAA FUNDS, and to avoid conflicts of interest so that the best interests of investors in the USAA FUNDS and other clients of IMCO as well as USAA members and customers will be served.

     3. In adopting this Code, the Code of Ethics Committee and the Boards of Directors/Trustees (hereinafter Board of Directors) of the USAA FUNDS emphasize that all persons covered by this Code must agree:

          (a) to place the interests of USAA FUND shareholders and other IMCO-managed accounts above their own personal interests;

          (b)  to refrain, in the conduct of all of their personal affairs, from
               taking   any   inappropriate   advantage   of  their   roles  and
               responsibilities with IMCO, SAS and the USAA Funds;

          (c)  to comply with the FEDERAL SECURITIES LAWS; and

          (d) to conduct all "personal securities transactions" so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person's roles and responsibilities with IMCO, SAS and the USAA Funds.

     4.   This Code is intended  to be  administered  together  with the "Policy
          Statement Concerning Insider Trading" (the IMCO Insider Trading Policy) as adopted and revised, from time to time, by the Code of Ethics Committee, the USAA FUNDS' "Disclosure of Portfolio Holdings Policy" as adopted and revised, from time to time, by the USAA FUNDS' Board of Directors, as well as the "USAA Policy Statement

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          and Procedures on Conflict of Interest and Business  Ethics" (the USAA
          Conflicts Policy) as adopted and revised, from time to time, by United Services Automobile Association (USAA).

     5. In adopting this Code, the Code of Ethics Committee and the Boards of Directors have considered:

          (a) how the Code's restrictions and procedures as to compliance should be framed in light of IMCO's and SAS's legal and ethical obligations to the USAA FUNDS and all other IMCO-managed accounts;

          (b) the overall nature of the operations of IMCO, SAS, and the USAA FUNDS; and

          (c) issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel having access to non-public information (including PORTFOLIO MANAGERS, analysts, traders, fund accountants, other INVESTMENT PERSONNEL, and all ACCESS PERSONS in general).

     6. The Code of Ethics Committee and the Boards of Directors have determined that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT and provides for the fair, just and equitable treatment of all of the officers, directors and employees who will be affected by this Code.

II.  DEFINITIONS

     For the definitions of bolded terms used throughout this Code, see Appendix A.

III. CODE OF ETHICS COMMITTEE

      1. PURPOSE, AUTHORITY AND RESPONSIBILITIES
          A Code of Ethics Committee (Committee) has been established which has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code. The Corporate Governance Committees of the USAA FUNDS receive recommendations from the Code of Ethics Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the Code by the USAA FUNDS.

          The Committee shall perform an annual review of the Code and the IMCO Insider Trading Policy to discuss (1) what, if any, changes to the Code or the IMCO Insider Trading Policy may be appropriate; and (2) compliance with the Code or the IMCO Insider Trading Policy over the previous year.

          Upon completion of the annual review, the CHIEF COMPLIANCE OFFICER, on behalf of the Committee and the Funds, shall prepare an annual written report to the USAA

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          FUNDS' Boards of Directors that at a minimum (1)  summarizes  existing procedures contained in the Code and the IMCO Insider Trading Policy and any changes in the procedures made during the past year; (2) describes any issues arising under the Code or procedures since the last report to the Boards of Directors, including, but not limited to, information about material violations of the Code or procedures and
          sanctions  imposed  in  response  to  the  material  violations;   (3)
          identifies  any  recommended  changes  in  existing   restrictions  or
          procedures based upon experience under the Code or IMCO Insider Trading Policy, evolving industry practices, or developments in applicable laws or regulations; and (4) certifies that the USAA FUND, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code.

          In conjunction with its annual review of the Code, the Committee also shall provide a report to the Corporate Governance Committees of the USAA Funds summarizing the provisions of the Code as they apply to the DISINTERESTED DIRECTORS/TRUSTEES and proposing any changes to the Code as it applies to DISINTERESTED DIRECTORS/TRUSTEES.

          The Committee Charter contains provisions that will be of interest to all persons covered by this Code. Copies of the Charter will be furnished by the CHIEF COMPLIANCE OFFICER upon request and should be treated as the confidential property of USAA.

      2. VIOLATIONS; INVESTIGATIONS; EMPLOYMENT-RELATED SANCTIONS; AND DISGORGEMENT
          The Committee Charter authorizes the Committee to investigate as well as to conduct informal hearings (including the power to call individuals as witnesses) to determine whether violations of this Code have been committed by any persons subject thereto. In the event that a substantive violation of this Code is determined to have occurred, the Charter grants the Committee authority to impose certain employment-related sanctions listed therein.

          Authority is also granted to the Committee to issue directions, by way of disgorgement of any security or money, and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.

IV.  AFFIRMATIVE OBLIGATIONS

     1.   The CHIEF COMPLIANCE OFFICER (or such officer's designee) shall:

          (a) maintain a list of all ACCESS PERSONS, to be updated as soon as practicable, but no less frequently than on a monthly basis; and

          (b) issue timely notice to all employees of their addition to, or removal from, such list.


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      2.  REPORTING PERSONS
          Upon initial employment or association with IMCO, SAS or other entity designated by the CHIEF COMPLIANCE OFFICER (SEE sub-paragraphs (a) and (b) below), and no less frequently than annually thereafter (SEE sub-paragraphs (a) to (c) below), all REPORTING PERSONS shall be informed of all reporting obligations required by this Code and shall:

          (a)  affirm  in  writing   their   receipt   of,   familiarity   with,
               understanding of, and agreement to comply with:

               (i)  those provisions of this Code that pertain to them; and

               (ii) all provisions of the IMCO Insider Trading Policy.

          (b) agree in writing to report any violations of this Code to the CHIEF COMPLIANCE OFFICER and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the above-referenced related policy statement, have occurred.

          (c) certify in writing compliance with those provisions of this Code (including, in particular, the transaction reporting requirements of the Code), and the above-referenced related policy statement, at all times since the effective date of such person's last such certification.

     3.   INTERESTED ACCESS PERSONS
          All INTERESTED ACCESS PERSONS shall make prompt oral or written disclosure to the CHIEF COMPLIANCE OFFICER as well as the department head in his or her area of the firm of any actual or apparent material conflict(s) of interest which the INTERESTED ACCESS PERSON may have with regard to any COVERED SECURITY in which he or she has a direct or indirect BENEFICIAL OWNERSHIP (see Appendix B) interest and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA FUND or other IMCO-managed account.

 V.  RESTRICTIONS AS TO GIFTS, ETC. AND DIRECTORSHIPS

     1.   GIFTS, GRATUITIES, FAVORS, AWARDS OR OTHER BENEFITS

          In addition to those provisions of the USAA Conflicts Policy and NASD Conduct Rules relating to the receipt of gifts and other benefits, all REPORTING PERSONS other than DISINTERESTED DIRECTORS/TRUSTEES are prohibited from receiving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or on behalf of any person or entity that does, or seeks to do, business with or on behalf of IMCO, SAS or any USAA FUND. Business-related entertainment such as meals, tickets to the theater or a sporting

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          event which are  infrequent  and of a non-lavish  nature are excepted from this prohibition.

     2.   DIRECTORSHIPS.

          (a)  GENERAL RULE
               INTERESTED ACCESS PERSONS are and shall hereby be prohibited from serving on the board of directors of any publicly traded company absent prior written approval by the Code of Ethics Committee.

          (b)  APPLICATIONS FOR APPROVAL
               Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the CHIEF COMPLIANCE OFFICER for prompt forwarding to the Code of Ethics Committee. In dealing with such applications, the Committee shall consider all factors which it deems to be pertinent to the request. Approvals, once granted, may be revoked, in the discretion of the Committee, at any time and upon no prescribed advance notice.

          (c)  SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES
               Whenever any INTERESTED ACCESS PERSON is granted approval to serve as a director of a publicly traded company he or she shall personally refrain from participating in any deliberations, recommendations, or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA FUND or other IMCO-managed account. All appropriate PORTFOLIO MANAGERS are to be advised in writing by the CHIEF COMPLIANCE OFFICER that specific INTERESTED ACCESS PERSON is to be excluded from such decisions.

VI.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     1.   REPORTABLE USAA FUNDS
          All persons covered by this Code must always conduct their personal investing activities in REPORTABLE USAA FUNDS lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies in REPORTABLE USAA Funds that are consistent with their financial resources and objectives. IMCO, SAS, and the USAA Funds discourage short-term trading strategies.

          ACCESS PERSONS must hold their investments in REPORTABLE USAA FUNDS in brokerage accounts with USAA Investment Management Company or in accounts with the REPORTABLE USAA FUNDS' transfer agent, unless otherwise approved by the CHIEF COMPLIANCE OFFICER (or such officer's designee).

          EXCESSIVE TRADING in REPORTABLE USAA FUNDS by ACCESS PERSONS is not permitted. Any ACCESS PERSON covered by this Code who is identified as having engaged in EXCESSIVE TRADING in REPORTABLE USAA FUNDS will be reported to the Code of Ethics Committee for a determination of disciplinary action under Section

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          III.  2.  unless  such  person can  demonstrate  to the Code of Ethics
          Committee  in  writing  that a BONA FIDE and  sufficient  personal  or
          family  economic   hardship  exists   warranting  the  gravity  of  an
          exception.

     2.   INITIAL PUBLIC OFFERINGS
          No INTERESTED ACCESS PERSON or IMCO-NASD REGISTERED EMPLOYEE shall effect or be permitted to effect the purchase of a security from the issuer, or any member of the underwriting syndicate or selling group, in and during the course of any INITIAL PUBLIC OFFERING by or on behalf of the issuer of such security.

     3.   LIMITED OFFERING TRANSACTIONS

          (a)  GENERAL RULE
               No INTERESTED ACCESS PERSON may purchase a security in a LIMITED OFFERING transaction without obtaining the advance written approval of the CHIEF COMPLIANCE OFFICER. The "Approval of Investment in Limited Offering" form is available on the IMCONet under the "Regulatory" link.

          (b)  EXCEPTION
               In determining whether or not to grant approval of participation in a LIMITED OFFERING, the CHIEF COMPLIANCE OFFICER is directed to consider, among any other pertinent factors:

               (i) whether the investment opportunity is available to, and should be reserved solely for, the USAA FUNDS or other IMCO-managed accounts; and

               (ii) whether the opportunity is or seems to have been made available to the ACCESS PERSON due to or by virtue of the position which he or she holds with IMCO and/or the USAA FUNDS.

          (c) SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES

               (i) INTERESTED ACCESS PERSONS who are granted advance written approval to purchase a security in a LIMITED OFFERING transaction shall timely comply with the continuing disclosure requirements of paragraph IV.3 above in connection with any actual or apparent conflict(s) of interest that might otherwise arise should IMCO, any USAA FUND or any other IMCO-managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

               (ii) In adopting this Code, IMCO acknowledges its responsibility to monitor activities of the firm and those of its INTERESTED ACCESS PERSONS to ensure that investment decisions on behalf of the USAA FUNDS and/or any other IMCO-managed account relating to any COVERED SECURITY whatsoever of an issuer with respect to which an INTERESTED ACCESS PERSON has obtained pre-acquisition approval will be subject to independent review by senior IMCO

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                     INVESTMENT  PERSONNEL  having no  personal  interest in the issuer or any of its securities.

     4.   PERSONAL COVERED SECURITIES TRANSACTION "BLACK-OUT" TRADING
          RESTRICTIONS

          (a)  PROHIBITED TRADING "BLACK-OUT" PERIODS
               The following categories of personnel are subject to the following self-operative restrictions upon execution of personal securities transactions by or on their behalf:

               (i) "PENDING ORDER" RESTRICTION Subject only to the exceptions noted in sub-paragraph (b) below, no PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON may effect a personal securities transaction in a COVERED SECURITY with respect to which any USAA Fund or other IMCO-managed account has outstanding a purchase or sale order (the PENDING order) regarding the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY.

               (ii) 14-DAY RESTRICTION No PORTFOLIO MANAGER may effect a personal securities transaction within seven calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY by or on behalf of any USAA Fund or other IMCO-managed account for which he or she serves as PORTFOLIO MANAGER.

               In the event that a personal securities transaction is effected in contravention of either of the two foregoing restrictions, the PRE-CLEARANCE PERSONNEL, AFFECTED ACCESS PERSON, or PORTFOLIO MANAGER involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (IRRESPECTIVE OF ANY PRE-EXECUTION CLEARANCE WHICH MAY HAVE BEEN PREVIOUSLY GRANTED FOR THE TRANSACTION), promptly
               (1) advise the office of the CHIEF COMPLIANCE OFFICER of the violation, and (2) comply with whatever directions, by way of disgorgement, which the CHIEF COMPLIANCE OFFICER may issue in order for the violation to be fully and adequately rectified.

          (b)  EXCEPTIONS TO THE "PENDING ORDER" TRADING RESTRICTION
               The CHIEF COMPLIANCE OFFICER (or such officer's designee) may and is hereby authorized to grant, absent circumstances inconsistent with the recitals to this Code, exception and relief to PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSONS from the trading restriction established by sub-paragraph (a)(i) above where the pending order:

               (i) has been placed by or on behalf of a USAA Fund or other IMCO-managed account, the investment objective of which is to substantially replicate the performance of a broad-based, publicly-traded market basket of common stocks (E.G., the Standard & Poor's 500 Composite Stock Index); or

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               (ii)  relates to the common stock of an issuer  included  within the Standard & Poor's 500 Composite  Stock Index,  AND the
                     PRE-CLEARANCE   PERSONNEL  or  AFFECTED   ACCESS  PERSON'S
                     requested trade does not, when aggregated with any and all such other like trades in the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY during the previous thirty
                     (30) calendar days, exceed a total of 500 shares.

     5. SHORT-TERM MATCHED PROFIT ON COVERED SECURITIES TRANSACTIONS FOR PRE-CLEARANCE PERSONNEL.

          (a)  PROHIBITED TRANSACTIONS
               Subject  to  the  exceptions   noted   immediately   below,   no
               PRE-CLEARANCE PERSONNEL shall engage in any SHORT-TERM MATCHED PROFIT TRANSACTION within the meaning of this Code.

               (i) PRE-CLEARANCE PERSONNEL should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) security "short-selling," as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.

          (b)  EXCEPTIONS
               The  CHIEF  COMPLIANCE   OFFICER  may,  and  is  hereby  granted
               authority to determine, in his or her discretion, to except a given personal securities transaction from the prohibition established by the foregoing sub-paragraph in cases where:

               (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA FUND or other IMCO-managed account (as, for example, where the COVERED SECURITY(IES) involved have not recently been held, traded or actively considered for investment or trading by such accounts); or

               (ii) the PRE-CLEARANCE PERSONNEL demonstrate that a BONA FIDE and sufficient personal or family economic hardship exists warranting the granting of such an exception.

               Exceptions should be granted only upon meritorious circumstances and, if granted, are to be promptly reported, in writing, to the Code of Ethics Committee.

VII. PRE-EXECUTION CLEARANCE OF PERSONAL COVERED SECURITIES TRANSACTIONS

     1.   REQUIREMENT TO SEEK AND OBTAIN PRE-EXECUTION CLEARANCE
          All  PRE-CLEARANCE   PERSONNEL  shall,  as  a  pre-condition  to  the
          execution of any personal securities transaction in a COVERED SECURITY, be required to seek and obtain

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          the express  approval of such action by the CHIEF  COMPLIANCE  OFFICER
          (or such officer's delegate), which approval may be in oral or written form, as the PRE-CLEARANCE PERSONNEL elects. Should oral approval be sought, such PRE-CLEARANCE PERSONNEL shall be bound by the written record made thereof by the CHIEF COMPLIANCE OFFICER (or such officer's delegate).

          ACCESS PERSONS, other than those who are also PRE-CLEARANCE PERSONNEL, shall not be required to obtain the express approval of the execution of any personal securities transaction in a COVERED SECURITY provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the COVERED SECURITY at issue or any EQUIVALENT COVERED SECURITY has, at any time during the previous fifteen calendar days, been either (1) purchased or sold, or (2) actively considered for purchase or sale, by or on behalf of any USAA FUND or other IMCO-managed account. Should such ACCESS PERSON believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the ACCESS PERSON is deemed to be an AFFECTED ACCESS PERSON and the transaction may not occur without pre-execution clearance as prescribed in the preceding paragraph.

     2.   PROCEDURES FOR PROCESSING SUCH REQUESTS.

          (a)  PRE-CLEARANCE PROCEDURES
               In making requests for pre-execution clearance, PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSONS will be required to furnish whatever information is called for by the office of the CHIEF COMPLIANCE OFFICER.

          (b)  CHIEF COMPLIANCE OFFICER PROCEDURES.

                      (i) IMCO TRADER AND PORTFOLIO MANAGER CONSIDERATION. Before a decision is made concerning a pre-execution clearance request, the CHIEF COMPLIANCE OFFICER or his or her delegate shall make such inquiries as are reasonably necessary to determine whether the proposed transaction in a COVERED SECURITY would violate any express provision of this Code, or would otherwise give rise to an actual or apparent material conflict of interest, and shall take such action as may be consistent with such determination.

     3. EFFECT OF PRE-EXECUTION CLEARANCE of Personal Covered Securities Transactions Approval of a request for pre-execution clearance shall not operate as a waiver, satisfaction or presumption of satisfaction of any other provision of this Code, but only as evidence of a PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON'S good faith, which may be considered by the Code of Ethics Committee should a violation of any other provision of this Code be determined to have occurred.


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     4.   LIMITATIONS UPON EXECUTION OF APPROVED TRANSACTIONS
          The Code of Ethics Committee shall be authorized to establish terms and conditions upon which all approved personal securities transactions in COVERED SECURITIES may be executed. Such terms and conditions may be amended, from time to time, and, where practicable, shall be stated on the pre-execution clearance request form. At a minimum, such terms and conditions shall include requirements that the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON acknowledge, by signing the request form:

          (a) his or her responsibility, pursuant to paragraph VIII.4(a) of this Code, to ensure that the executing broker-dealer (or its clearing broker) simultaneously provide a duplicate confirmation of the trade, when executed, directly to the office of the CHIEF COMPLIANCE OFFICER;

          (b) his or her understanding and agreement that if, for any reason whatsoever, the approved request is not acted upon no later than the close of the New York Stock Exchange on the business day following the clearance date, the clearance shall be deemed to have lapsed and terminated, necessitating a further original request if the trade is still desired to be pursued by the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON; and

          (c) his or her agreement to notify the CHIEF COMPLIANCE OFFICER if, having received approval, the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON subsequently determines not to pursue the approved trade.

     5.   DENIALS
          Grounds for denials of requests for pre-execution clearance will be provided by the CHIEF COMPLIANCE OFFICER, in writing, upon the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON'S request form.

     6.   APPEALS

          (a)  DISCRETIONARY
               PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSONS may appeal to the Code of Ethics Committee for a hearing as to reasons why a denial of pre-execution clearance by the CHIEF COMPLIANCE OFFICER should be overturned and reversed by the Committee. Whether or not such a hearing will be granted is totally within the discretion of the Committee.

          (b) PROCEDURES REGARDING APPEALS
               Requests for an appeal must be in writing, stating all reasons therefor, and delivered to the office of the CHIEF COMPLIANCE OFFICER not later than seven (7) calendar days following the date of final denial of the pre-execution clearance request. Further procedures governing appeals are to be adopted by the Code of Ethics Committee and shall be furnished, upon request, by the office of the CHIEF COMPLIANCE OFFICER.

VIII. ADMINISTRATION OF JOINT CODE OF ETHICS

Reporting and disclosure requirements to effectuate and monitor compliance with this Code, the IMCO Insider Trading Policy, Rule 17j-1 under the Investment Company Act of 1940, and Rules 204A-1 and 204-2(a)(12) and (13) under the Investment Advisers Act of 1940.

     1.   ANNUAL REPORT TO THE USAA FUNDS' BOARDS OF DIRECTORS
          Annually, a written report will be delivered to the USAA FUNDS' Boards of Directors that: (1) describes any issues arising under the Code or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and (2) certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code.

     2. REVIEW AND APPROVAL OF THE JOINT CODE OF ETHICS BY THE USAA FUNDS' BOARDS OF DIRECTORS

          (a) The USAA FUNDS' Boards of Directors, including a majority of directors who are not interested persons of the USAA Funds, must review and approve any material changes to the Code.

          (b) A material change to the Code must be approved by the USAA FUNDS' Boards of Directors no later than six months after adoption of the material change.

          (c) The USAA FUNDS' Boards of Directors must base approval on a determination that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from violating the Code by engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT.

     3.   INITIAL HOLDINGS REPORTS
           No later than 10 days after a person becomes an ACCESS PERSON, the following information (which must be current as of a date no more than 45 days prior to the date the person becomes an ACCESS PERSON) shall be provided to the CHIEF COMPLIANCE OFFICER: (a) the title, number of shares and principal amount of each COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON; (b) the name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; (c) the fund name, number of shares and net asset value of each REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON; and (d) the date that the report is submitted by the ACCESS PERSON.

     4.   BROKERAGE ACCOUNT CONFIRMATIONS AND STATEMENTS
          All REPORTING PERSONS are required to ensure that the office of the CHIEF COMPLIANCE OFFICER is furnished duplicate copies of the following documents:

          (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any COVERED SECURITY in which the REPORTING PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the COVERED SECURITY which was the subject of the transaction; and

          (b) any regular periodic or other statements reflecting personal securities transaction activity in any COVERED SECURITY within any account with a securities broker-dealer in which the REPORTING PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

          In addition, all ACCESS PERSONS are required to ensure that the office of the CHIEF COMPLIANCE OFFICER is furnished duplicate copies of the following documents:

          (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any Reportable USAA Fund in which the ACCESS PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the REPORTABLE USAA FUND which was the subject of the transaction; and

          (b) any regular periodic or other statements reflecting personal securities transaction activity in any REPORTABLE USAA FUND within any account with a securities broker-dealer in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

          Such copies shall be provided to the CHIEF COMPLIANCE OFFICER contemporaneously with the time that the ACCESS PERSON receives his or her copies from the broker-dealer.

     5.   TRANSACTIONS IN ACCOUNTS WITH THE REPORTABLE USAA FUNDS' TRANSFER
          AGENT
          Information regarding personal securities transactions by ACCESS PERSONS in any REPORTABLE USAA FUND held in an account with the REPORTABLE USAA FUND'S transfer agent will be provided directly to the office of the CHIEF COMPLIANCE OFFICER by the REPORTABLE USAA FUND'S transfer agent.

     6.   QUARTERLY REPORTS BY INTERESTED ACCESS PERSONS
          Every INTERESTED ACCESS PERSON shall submit to the CHIEF COMPLIANCE OFFICER (or such officer's designee), on a calendar quarterly basis,
          a  report  (the   Quarterly   Report)  of  all  personal   securities
          transactions. To facilitate preparation of this report, at the end of each calendar quarter the CHIEF COMPLIANCE OFFICER (or such officer's designee) will provide each INTERESTED ACCESS PERSON a listing of
          transactions  for  which  the  CHIEF  COMPLIANCE   OFFICER  (or  such
          officer's  designee) had received
          duplicate confirmations or other information during that quarter. AN INTERESTED ACCESS PERSON SHALL REVIEW AND REVISE SUCH LISTING AS APPROPRIATE TO SATISFY THIS QUARTERLY REPORT REQUIREMENT.

          Such quarterly report shall be submitted no later than 30 calendar days after the end of each calendar quarter. The Quarterly Report need not include any transactions in USAA money market funds or "EXCEPTED SECURITIES" as defined in Appendix A of this Joint Code of Ethics and shall be filed with the CHIEF COMPLIANCE OFFICER (or such officer's designee) regardless of whether or not the INTERESTED ACCESS PERSON had a BENEFICIAL OWNERSHIP interest in any securities transactions during the quarter.

          The Quarterly Report shall contain the following information:

          (a) the date of the transaction, the title and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each COVERED SECURITY or REPORTABLE USAA FUND involved;

          (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (c) the price of the COVERED SECURITY or REPORTABLE USAA FUND at which the transaction was effected; and

          (d) the name of the broker, dealer, bank, or transfer agent with or through whom the transaction was effected.

          (e) the date that the report was submitted by the INTERESTED ACCESS PERSON.

          With respect to any account established by an INTERESTED ACCESS PERSON in which any COVERED SECURITIES or REPORTABLE USAA FUNDS were held during the quarter for the direct or indirect benefit of the INTERESTED ACCESS PERSON:

          (1) the name of the broker, dealer, bank, or other entity (such as a mutual fund's transfer agent) with whom the INTERESTED ACCESS PERSON established the account;

          (2)  the date the account was established; and

          (3) the date that the report was submitted by the INTERESTED ACCESS PERSON.


     7.   AUTOMATIC INVESTMENT PLANS
          Transactions in COVERED SECURITIES and REPORTABLE USAA FUNDS effected
          pursuant  to  an  automatic   investment  or  dividend/capital   gain
          reinvestment plan do not need to be reported in Quarterly Reports. If an INTERESTED ACCESS Person effects any transaction that overrides the pre-set schedule or allocations of the automatic
          investment  or   dividend/capital   gain   reinvestment   plan,  these
          transactions must be reported in the INTERESTED ACCESS PERSON'S Quarterly Report.

     8.   ANNUAL HOLDINGS REPORTS
          Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted) must be submitted to the CHIEF COMPLIANCE OFFICER: (a) the title, number of shares and principal amount of each COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP; (b) the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON; (c) the fund name, number of shares and net asset value of each REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP; and (d) the date that the report is submitted by the ACCESS PERSON.

     9.   OTHER DISCLOSURE REQUIREMENTS
          Each REPORTING PERSON shall be required to furnish upon his or her initial association with IMCO, SAS, or the USAA Funds a disclosure and identification of:

          (a)  all  accounts  with  securities   broker-dealers  in  which  the
               REPORTING PERSON currently has any direct or indirect BENEFICIAL OWNERSHIP interest;

          (b) any investment or other similar clubs or groups in which he or she wishes to participate in (Participation in such clubs or groups requires advance authorization and continuous compliance with such terms and conditions as the CHIEF COMPLIANCE OFFICER may impose); and

          (c) any regular outside business interest and/or activities of the REPORTING PERSON (whether compensated or uncompensated), including any directorships within the purview of paragraph V.2 above in which he or she currently serves provided, however, that sub-paragraphs (a) and (b) above shall not apply to DISINTERESTED Directors/Trustees.

          In addition, each ACCESS PERSON shall be required to furnish upon his or her initial association with IMCO, SAS, or the USAA FUNDS a disclosure and identification of all other accounts in which the ACCESS PERSON holds any REPORTABLE USAA FUND.

          Subsequent developments necessitating additions, deletions or other changes in the above information shall be brought by REPORTING
          PERSONS to the attention of the office of the CHIEF COMPLIANCE OFFICER prior to the occurrence of developments within the scope of sub-paragraph (a) and (b) above, and promptly following occurrences within the scope of sub-paragraph (c) above. The information on file will be provided to persons to whom this Code applies on an annual basis by the office of the CHIEF COMPLIANCE OFFICER.

     10.  EXEMPTION TO REPORTING REQUIREMENTS
          A person need not make an initial, quarterly or annual report under this section with respect to transactions effected for, and COVERED SECURITIES or REPORTABLE USAA FUNDS held in, any account over which the person had no direct influence or control.

     11.  REVIEW OF REPORTS
          The CHIEF COMPLIANCE OFFICER or his authorized designee shall review the above-described reports pursuant to procedures established by the CHIEF COMPLIANCE OFFICER (or such officer's designee). The CHIEF COMPLIANCE OFFICER shall report the results of his review to the Code of Ethics Committee.

     12.  RECORDKEEPING REQUIREMENTS
          The following records must be maintained by the office of the CHIEF COMPLIANCE OFFICER and shall be made available to the COMMISSION or any representative of the COMMISSION at any time and from time to time for reasonable periodic, special or other examination:

          (a) A copy of the code of ethics for each organization that is in effect or was in effect within the past five years in an easily accessible place;

          (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (c) A copy of each report required to be made by an ACCESS PERSON including any information provided in lieu of the reports (such as brokerage statements), must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

          (d) A record of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

          (e) A copy of each report to the USAA FUNDS' Boards of Directors must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          (f) A record of any decision, and the reasons supporting the decision, to approve the acquisition by INTERESTED ACCESS PERSON of securities under LIMITED OFFERINGS, for at least five years after the end of the fiscal year in which the approval is granted; and

          (g)  A copy of  each  written  affirmation  made  in  accordance  with section IV.2 of this Code, for at least five years after the end of the fiscal year in which the affirmation was made, the first two years in an easily accessible place.

     13.  DISCLOSURE REQUIREMENTS
          Appropriate disclosure information shall be provided, pursuant to applicable statutes, rules and regulations, with respect to the existence of this Code and provisions which permit personnel subject to this Code to invest in securities, including securities that may be purchased or held by the USAA Funds.

     14.  CONFIDENTIALITY OF REPORTS
          Reports provided to the CHIEF COMPLIANCE OFFICER (or such officer's designee) under this Code are maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code, to comply with requests for information from regulators, or to comply with applicable laws, rules, and regulations.

     15.  TRAINING
          Upon becoming a REPORTING PERSON and on an annual basis thereafter, all REPORTING PERSONS will be required to complete an on-line training course about the Code.

     16.  QUESTIONS
          If you have any questions about your responsibilities under the Code, you can contact:
               o Jeff  Hill, AVP Mutual Funds Compliance, at 8-3603 or
                 JEFFREY.HILL@USAA.COM
               o Lynn Vale, Executive Director, Life/IMCO/FPS Licensing &
                 Administration, at 8-0226 or LYNN.VALE@USAA.COM

                            APPENDIX A - DEFINITIONS


As used within this Code, the following terms have the following meanings:

DEFINED PERSONS

1. ACCESS PERSON includes: (1) any director, trustee or officer of IMCO, SAS and/or of any one or more of the USAA FUNDS, (2) any ADVISORY PERSON, (3) any person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a USAA FUND, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or (4) any other person designated by the CHIEF COMPLIANCE OFFICER.

2. ADVISORY PERSON means any IMCO employee, or other employee of USAA or its subsidiaries providing advice on behalf of IMCO and subject to IMCO's supervision and control:
      o whose functions relate to the making of recommendations with respect to such purchases or sales, of IMCO-managed accounts, or
      o   who has  access to such recommendations that are nonpublic, or
      o who has access to nonpublic information regarding the purchase or sale of securities by any one or more of the USAA FUNDS or other IMCO-managed accounts, or
      o who has access to nonpublic information regarding the portfolio holdings of any REPORTABLE USAA FUND.

3. AFFECTED ACCESS PERSON means any ACCESS PERSON who has actual knowledge regarding whether or not a COVERED SECURITY or any EQUIVALENT COVERED SECURITY has, at any time during the previous fifteen calendar days, been either (1) purchased or sold, or (2) actively considered for purchase or sale, by or on behalf of any USAA Fund or other IMCO-managed account. AFFECTED ACCESS PERSONS are required to seek pre-execution clearance of a personal securities transaction pursuant to paragraph VII.1 of this Code should such person believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction.

4. DISINTERESTED DIRECTOR/TRUSTEE means any director or trustee of a USAA FUND who is not an "interested person" of the Fund as the quoted term is defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the COMMISSION thereunder.

5. IMCO-NASD REGISTERED EMPLOYEE means any officer or employee of IMCO, SAS or other USAA company affiliated with IMCO, who is licensed and registered with the National Association of Securities Dealers, Inc. (NASD) to engage in one or more categories of securities brokerage activities subject to the supervision and control of IMCO.

6.    INTERESTED   ACCESS   PERSON  means  any  ACCESS   PERSON  who  is  not  a
      DISINTERESTED DIRECTOR/TRUSTEE.

7. INVESTMENT PERSONNEL means any employee of the USAA FUNDS or IMCO (or of any company in a control relationship to the USAA FUNDS or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of IMCO regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account and any natural person who controls the USAA FUNDS or investment adviser and who regularly obtains information concerning recommendations made to the USAA FUNDS or other IMCO-managed account regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account.

8. PORTFOLIO MANAGER means any ACCESS PERSON who, with respect to any USAA FUND or other IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such USAA FUND or account.

9. PRE-CLEARANCE PERSONNEL means (i) any INVESTMENT PERSONNEL or PORTFOLIO MANAGER, including, but not limited to, those INVESTMENT PERSONNEL, PORTFOLIO MANAGERS and registered representatives working with USAA
      Private Investment Management, an advisory service of IMCO; (ii) any officer of IMCO (at the level of Assistant Vice President or higher); and
      (iii) the  secretaries of those persons  identified in subsections (i) and
      (ii) of this section.

10. REPORTING PERSON means any officer or director of any USAA FUND, any officer, director or employee of IMCO or SAS, any IMCO-NASD REGISTERED EMPLOYEE, any INTERESTED ACCESS PERSON, and any other person designated by the CHIEF COMPLIANCE OFFICER.

DEFINED SECURITIES

11. COVERED SECURITY encompasses each of the following (but not an EXCEPTED SECURITY or a REPORTABLE USAA FUND, each of which is separately defined below):

      o any note, stock, treasury stock, shares of a closed-end fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights;

      o any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

      o any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

      o in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

12. EQUIVALENT COVERED SECURITY means, with respect to another security (the SUBJECT SECURITY), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

13.   EXCEPTED SECURITY means any:

      (a) security issued by the Government of the United States, bankers' acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund, or share of any other registered open-end investment company (other than a REPORTABLE USAA FUND or an exchange-traded fund); and

      (b) any other form of "security" (such as, for example, investments in a 529 college savings plan or the USAA Strategic Fund Adviser program) which the Code of Ethics Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.

      In   accordance with long-standing  interpretations of the COMMISSION, for purposes of sub-paragraph (a) above:

           (i) "security issued by the Government of the United States" shall NOT be deemed to include any indirect obligations of the Government of the United States (so-called "agency" obligations) with a remaining maturity in excess of 397 calendar days, but shall be deemed to include any obligations directly issued or guaranteed by the Government of the United States, irrespective of the obligation's initial or remaining maturity; and

           (ii) certain so-called "money-market instruments," including conventional repurchase agreements, U.S. Government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be EXCEPTED SECURITIES.

14. SECURITY HELD OR TO BE ACQUIRED means: any COVERED SECURITY that, within the most recent 15 days (i) is or has been held by the Fund; or is being or has been considered by the USAA Fund or its investment adviser for purchase by the USAA Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY described in paragraph (a)(10)(i) of this section.

15. USAA FUNDS means each and all of the following registered investment companies currently advised by IMCO, together with any series or portfolio thereof, as well as any such further registered investment company the board of directors or trustees of which adopts this Joint Code of Ethics:

          o    USAA Mutual Fund, Inc.
          o    USAA Investment Trust
          o    USAA Tax Exempt Fund, Inc.
          o    USAA State Tax-Free Trust
          o    USAA Life Investment Trust

16. REPORTABLE USAA FUND means any USAA FUND, other than USAA money market funds.

DEFINED TRANSACTIONS

17. EXCESSIVE TRADING is defined as either (i) transactions in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term
     Fund) that exceed six exchanges per calendar year or (ii) a combination of transactions in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term Fund) which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend reinvestment or automatic investment plan) by or on behalf of the same person in the same REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund or the USAA Short-Term Fund) occurring within thirty
     (30) calendar days before or after the subject transaction, regardless of whether such transactions occur across multiple accounts in the same REPORTABLE USAA FUND.

18. INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to Broker-Dealer reporting requirements of the Securities Exchange Act of 1934.

19. LIMITED OFFERING means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts.

20. PERSONAL SECURITIES TRANSACTION means the execution, either directly or indirectly, of any "purchase or sale of a security."


21. PURCHASE OR SALE OF A COVERED SECURITY shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a COVERED SECURITY, by which a person (other than a USAA FUND or other IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect BENEFICIAL OWNERSHIP interest.

     Excepted from the definition of this term and from the coverage by this Code is any "purchase or sale of a security":

           (a) involving a security or securities account over which a person has no direct or indirect influence or control;

           (b) which is non-volitional on the part of the person by or for whom the transaction is effected;

           (c) which is effected pursuant to an automatic dividend reinvestment plan; or

           (d)  involving either:

                (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer PRO RATA to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or

                (ii)  the sale of any such rights so acquired.

22. BENEFICIAL OWNERSHIP and BENEFICIAL OWNER shall have the meanings accorded to them in Appendix B to this Code.

23. SHORT-TERM MATCHED PROFIT TRANSACTION means the combination of any "personal securities transaction" (the SUBJECT transaction) in a COVERED SECURITY which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any "equivalent") COVERED SECURITY occurring within sixty (60) calendar days before or after the subject transaction, results in actual trading profit for the person.

OTHER DEFINITIONS

24. CHIEF COMPLIANCE OFFICER means the AVP, Mutual Funds Compliance, or any other individual designated by the Code of Ethics Committee to meet the responsibilities of such officer on an interim basis.

25. FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the COMMISSION under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the COMMISSION or the Department of the Treasury.

26. UNLAWFUL ACTIONS means it is unlawful for any REPORTING PERSON in connection with the purchase or sale, directly or indirectly, by the person of a SECURITY HELD OR TO BE ACQUIRED by A USAA FUND or other
      IMCO-managed account: (1) to employ any device, scheme or artifice to defraud the USAA FUND or other-IMCO managed account; (2) to make any untrue statement of a material fact to the USAA FUND or other IMCO-managed account or omit to state a material fact necessary in order to make the statements made to the USAA FUND or other IMCO-managed account, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the USAA FUND or other IMCO-managed account; or (4) to engage in any manipulative practice with respect to the USAA FUND or other IMCO-managed account.

27. IMPERMISSIBLE CONDUCT means engaging in EXCESSIVE TRADING in a REPORTABLE USAA FUND.

28.   COMMISSION shall mean the Securities and Exchange Commission.

                        APPENDIX B - BENEFICIAL OWNERSHIP


     For purposes of the USAA Joint Code of Ethics, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "beneficial owner" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

     The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations which MIGHT not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

SECURITIES DEEMED TO BE "BENEFICIALLY OWNED"

     Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others FOR YOUR BENEFIT in an account over which you have influence or control, such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner, and securities owned by any corporation that you control.

     Set forth below are some examples of how beneficial ownership may arise in different contexts.

     FAMILY HOLDINGS. Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you. Your "immediate family" includes any child, step-child, grandchild, parent, step-parent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You will be presumed to be the beneficial owner of a family member's holdings only if that family member shares your household. However, you may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent UPON you.

     PARTNERSHIP AND CORPORATE HOLDINGS. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company," the corporation's holdings of securities are attributable to you.

     TRUSTS. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

     ESTATES. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary unless there is a specific bequest to you or such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

SECURITIES DEEMED NOT TO BE "BENEFICIALLY OWNED"

     For purposes of the Joint Code of Ethics, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you, AND who is not economically dependent upon you.

"INFLUENCE OR CONTROL"

     Supplementing the foregoing principles of beneficial ownership is a further concept of "direct or indirect influence or control" which, in instances where it appropriately applies, will operate so as to afford persons covered by the Joint Code of Ethics with an exception from the pre-execution clearance, post-trade reporting and year-end securities position disclosure requirements (as well as the various self-operative investing and trading restrictions) of the Code. This further concept provides, in effect, that in cases where beneficial ownership is indirect, the covered person must have an ability to exercise direct or indirect influence or control over the subject security or securities account for such security or account, or an individual transaction therein, to be within the purview of the Code.

     To have such "influence or control," the covered person must have an ability to prompt, induce or otherwise affect transactions in the subject security or securities account. Like "beneficial ownership," the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be where the beneficiary of a revocable trust has significant ongoing business and social relationships with the trustee of the trust. Examples of where influence or control does not exist would be a true blind trust, or securities held by a limited partnership in which the covered person's only participation is as a non-controlling limited partner. The determining factor in each case will be whether the covered person has ANY direct or indirect influence or control over the subject security or securities account.

                       USAA INVESTMENT MANAGEMENT COMPANY
                           POLICY STATEMENT CONCERNING
                                 INSIDER TRADING


I.       Policy Statement

         USAA Investment Management Company ("IMCO") forbids any officer, director or employee from trading, either personally or on behalf of others, including mutual funds and brokerage service or other investment portfolios managed by IMCO, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "Insider Trading". IMCO's policy applies to every officer, director and employee and extends to activities within and outside their duties at IMCO. Every officer, director and employee must read and retain this policy statement.

         This Policy Statement applies to trading in all types of financial instruments, including but not limited to, equity, debt, government, municipal, tax-exempt, mutual funds, futures, and options.

         A. What is Insider Trading?

                 The term "Insider Trading" is not defined in the federal securities laws, but is generally referred to as the use of material nonpublic information to trade in securities (whether or not one is an "Insider") or to communications of material nonpublic information to others.

                 While the law concerning Insider Trading is not static, it is generally understood that the law prohibits:

                 1. Trading by an Insider while in possession of material nonpublic information,

                 2. Trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an Insider's duty to keep it confidential or was misappropriated, or

                 3.    Communicating material nonpublic information to others.

                 The elements of Insider Trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this Policy Statement, you have any questions you should consult the IMCO Compliance Officer.

         B. Who is an Insider?

                 The concept of "Insider" is broad. It may include officers, directors and employees of any public company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, IMCO may become a temporary insider of a company it advises, for which it performs other services or whose securities it owns either directly or beneficially.

         C. What is material information?

                 Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.
                 Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                 Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S. (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

         D. What is Nonpublic Information?

                 Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

II. Procedures to Implement USAA Investment Management Company's Policy Concerning Insider Trading

         A. All reporting persons as defined in the Joint Code of Ethics must affirm in writing upon initial employment and at least annually thereafter, their receipt of, familiarity with, understanding of and agreement to comply with the Joint Code of Ethics and IMCO Insider Trading Policy.

         B.      Identifying Insider Information

                 Before trading for yourself or others, including mutual funds or private accounts managed by IMCO, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

                  2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

                  If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

                  1. Report the matter immediately to the IMCO Compliance Officer in writing.

                  2. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by IMCO.

                  3. Do not communicate the information inside or outside IMCO, other than to the Compliance Officer.

                  4. After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information. Such communication shall be written.

           C.     Restricting Access to Material Nonpublic Information

                  In the event that you identify certain information as MATERIAL and NONPUBLIC, such information may be inside information and may not be communicated to anyone, including persons within IMCO, except as provided in Paragraph B above. In addition, care should be taken so that such information is secure and treated as confidential information.

           D.     Resolving Issues Concerning Insider Trading

                  If, after consideration of the items set forth in Paragraph B, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any act, it must be discussed with the Compliance Officer before trading or communicating the information to anyone.

III.       Supervisory Procedures for Control of Insider Trading

                  The role of the Compliance Officer is critical to the implementation and maintenance of IMCO's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of Insider Trading and detection of Insider Trading.

           A.     Prevention of Insider Trading

                  To prevent Insider Trading, the Compliance Officer shall:

                  1.    Provide,  at least annually,  an educational  program to
                        familiarize  officers,   directors  and  employees  with
                        IMCO's Policy and Procedures.

                  2.    Answer questions regarding IMCO's Policy and Procedures,
                        to  include  Insider  Trading  and  material   nonpublic
                        information transactions.

                  3. Resolve issues of whether information received by an officer, director or employee of IMCO is material and nonpublic.

                  4. Review on a regular basis and update as necessary IMCO's Policy and Procedures.

                  5. When it has been determined that an officer, director or employee of IMCO has material nonpublic information:

                        i.   implement measures to prevent dissemination of such
                             information    including    measures   to   prevent
                             dissemination to subadvisers; and

                        ii. if necessary, restrict officers, directors and employees from trading the securities, and maintain a Restricted List to include security description, symbol, date restricted and date restriction removed; and

                  6.    Promptly  review,  and either approve or disapprove,  in
                        writing, each request of an officer, director or employee for clearance to trade in specified securities.

           B.     Detection of Insider Trading

                  To detect Insider Trading, the Compliance Officer or his designee shall:

                  1. review the trading  activity reports filed by each officer, director and employee,

                  2. review the trading  activity  of mutual  funds and private accounts managed by IMCO,

                  3. review trading activity of IMCO's own account, and

                  4. coordinate   the  review  of  such   reports  with  other
                     appropriate officers, directors or employees of IMCO.

           C.     Special Reports to Management

                  Promptly, upon learning of a potential violation of IMCO's Policy and Procedures to Detect and Prevent Insider Trading, the Compliance Officer should prepare a written report to management providing full details and recommendations for further action.

                                 EXHIBIT P (ii)

[GRAPHIC OMITTED] M F S(R)
INVESTMENT MANAGEMENT

                           MFS INVESTMENT MANAGEMENT
                              CODE OF ETHICS


================================================================================
Effective Date:                 January 1, 2005
================================================================================
Policy Owner:                   MFS Investment Management Compliance
================================================================================
Approver:                       Linda Wondrack
================================================================================
Contact Person(s):              codeofethics@mfs.com Yasmin Motivala, ext. 55080
                                James Trudell, ext. 55186
                                Jennifer Estey, ext 54477
                                David Marino, ext. 54031
================================================================================
Last Revision Date:             November 1, 2004
================================================================================
Applicability:                  All MFS Employees
================================================================================

At the direction of the MFS Code of Ethics Oversight Committee, the above listed personnel and the MFS Investment Management Compliance Department in general, are responsible for implementing, monitoring, amending and interpreting this Code of Ethics.

                                Table of Contents


Overview and Scope  ........................................................  4

Scope and Statement of General Fiduciary Principles  .......................  6

Definitions  ...............................................................  7

Procedural Requirements of the Code Applicable to All MFS Employees (Non-
Access Persons, Access Persons and Investment Personnel)  .................. 10

     Compliance with Applicable Federal Securities Laws..................... 10

     Reporting Violations.  ................................................ 10

     Certification of Receipt and Compliance.  ............................. 10

     Use of Preferred Brokers  ............................................. 11

     Reportable Funds Transactions and Holdings  ........................... 11

     Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Appendix B) ....................... 11

     Transactions Reporting Requirements ................................... 12

     Discretionary Authorization  .......................................... 12

     Excessive Trading ..................................................... 12

     Use of MFS Proprietary Information .................................... 13

     Futures and Related Options on Covered Securities  .................... 13

     Initial Public Offerings  ............................................. 13

Trading Provisions, Restrictions and Prohibitions Applicable to All Access Persons and Investment Personnel (collectively, "Access Persons" unless otherwise noted) ..........................................................  14

     Pre-clearance ........................................................  14

     Private Placements  ..................................................  15

     Initial Public Offerings  ............................................  16

     Restricted Securities.  ..............................................  16

     Short-Term Trading ...................................................  16

     Service as a Director ................................................  17

     Investment Clubs  ....................................................  17

Trading Requirements Applicable to Portfolio Managers  ..................    18

     Portfolio Managers Trading in Reportable Funds .......................  18

     Portfolio Managers Trading Individual Securities  ....................  18

Administration and Enforcement of the Code of Ethics .....................   19

     Applicability of the Code of Ethics' Provisions......................   19

     Review of Reports....................................................   19

     Violations and Sanctions.............................................   19

     Appeal of Sanction(s)................................................   19

     Amendments and Committee Procedures .................................   19

Beneficial Ownership................................................ Appendix A

Reporting Obligations............................................... Appendix B

Specific Country Requirements ....................................... Exhibit A

Access Categorization of MFS Business Units ......................... Exhibit B

Security Types and Pre-Clearance and Reporting Requirements ......... Exhibit C

Private Placement Approval Request................................... Exhibit D

Initial Public Offering Approval Request ............................ Exhibit E


The following related policies can be viewed by clicking on the links. They are also available on the Compliance Department's intranet site unless otherwise noted.

NOTE: THE RELATED POLICIES AND  INFORMATION ARE  SUBJECT  TO CHANGE FROM TIME TO
      TIME.

      MFS INSIDE INFORMATION POLICY

      MFS CODE OF BUSINESS CONDUCT (located on the Human Resources intranet site)

      THE CODE OF ETHICS FOR PERSONAL TRADING AND CONDUCT FOR NON-MANAGEMENT DIRECTORS

      THE CODE OF ETHICS FOR THE INDEPENDENT TRUSTEES, INDEPENDENT ADVISORY TRUSTEES, AND NON-MANAGEMENT INTERESTED TRUSTEES OF THE MFS FUNDS
      AND COMPASS FUNDS

      MFS POLICY OF HANDLING COMPLAINTS

      MFS-SLF ETHICAL WALL POLICY

      CURRENT LIST OF MFS' DIRECT AND INDIRECT SUBSIDIARIES (located on the Legal Department intranet site)

      CURRENT LIST OF FUNDS FOR WHICH MFS ACTS AS ADVISER, SUB-ADVISER OR PRINCIPAL underwriter ("Reportable Funds")

      CURRENT LIST OF PREFERRED BROKER DEALERS

                            MFS Investment Management
                                 Code of Ethics
                                January 1, 2005

OVERVIEW AND SCOPE

MFS' Code of Ethics (the "Code") applies to all direct and indirect subsidiaries of Massachusetts Financial Services Company (collectively, "MFS") and is designed to comply with applicable federal securities laws. The MFS Compliance Department, under the direction of MFS' Chief Compliance Officer, administers this policy.

The provisions of this Code apply to all of MFS' worldwide Employees in the U.S. and certain countries where MFS conducts operations and other persons as designated by the Code of Ethics Oversight Committee (the "Committee"), as detailed on page 6 in Part II of the Definitions section of the Code. In certain non-U.S. countries, local laws or customs may require slight deviations from the U.S. requirements. MFS Employees residing in these non-U.S. countries are subject to the applicable requirements set forth in Exhibit A as that Exhibit is updated from time to time. The Code complements MFS' Code of Business Conduct. (See the Table of Contents for a link to this policy and other related policies). As an Employee of MFS, you must follow MFS' Code of Business Conduct, and any other firm-wide or department specific policies and procedures.

This Code does not apply to directors of MFS who are not also MFS Employees ("MFS Non-Management Directors") or Trustees/Managers of MFS' sponsored SEC registered funds who are not also Employees of MFS ("Fund Non-Management Trustees"). MFS Non-Management Directors and Fund Non-Management Trustees are
subject to the Code of Ethics for Personal Trading and Conduct for Non-Management Directors and the Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds and Compass Funds, respectively (see the Table of Contents for links to these policies). MFS Employees must be familiar, and to the extent possible, comply with the Role Limitations and Information Barrier Procedures of these separate codes of ethics. In addition, MFS Employees must understand the MFS-SLF Ethical Wall Policy (see the Table of Contents for a link to this policy).

The Code is structured as follows:

* Section I identifies the general purpose of the policy.

* Section II defines Employee classifications, Employee Related Accounts, Covered Securities and other defined terms used in the Code.

* Section III details the procedural requirements of the Code which are applicable to all MFS Employees.

* Section IV identifies the trading provisions and restrictions of the Code which are applicable to Access Persons and Investment Personnel (as defined in Section II).

* Section V details specific trading prohibitions applicable to Portfolio Managers and Research Analysts (as defined in Section II).

* Section VI outlines the administration of the Code, including the imposition and administration of sanctions.

* Appendix A provides additional guidance and examples of beneficial ownership.

* Appendix B details the specific reporting obligations for Employees

I. SCOPE AND STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

     Employees of MFS have an obligation to conduct themselves in accordance with the following principles:

          * You have a fiduciary duty at all times to avoid placing your personal interests ahead of the interests of MFS' clients;

          * You have a duty to attempt to avoid actual and  potential  conflicts
            of  interests   between   personal   activities   and  MFS'  clients
            activities; and

          * You  must  not  take   advantage   of  your   position  at  MFS  to
            misappropriate investment opportunities from MFS' clients.

     As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest(s) with clients or abuse of your position of trust and responsibility.

     MFS considers personal trading to be a privilege, not a right. When making personal investment decisions, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. Furthermore, you should conduct your personal investing in such a manner that will eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to your duties at MFS.

     In connection with general conduct and personal trading activities, Employees must refrain from any acts with respect to MFS' clients, which would be in conflict with MFS' clients or cause a violation of applicable securities laws, such as:

          Employing any device, scheme or artifice to defraud;

          * Making any untrue statement of a material fact to a client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

          * Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

          * Engaging in any manipulative practice.

     It is not possible for this policy to address every situation involving MFS Employees' personal trading. The Committee is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing MFS' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any client of MFS.

II. DEFINITIONS

     The definitions are designed to help you understand the application of the Code to MFS employees, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Compliance Department if you have any questions. The specific requirements of the Code begin on page 10. Please refer back to these definitions as you read the Code.

     A. Categories of Personnel

          1. INVESTMENT PERSONNEL means and includes:

            a) Employees in the Equity and Fixed Income  Departments,  including portfolio managers, research analysts, support staff, etc.;

            b) Other persons  designated  as Investment  Personnel by MFS' Chief
               Compliance Officer ("CCO"), MFS' Conflicts Officer ("Conflicts Officer") or their designee(s), or the Code of Ethics Oversight Committee ("Committee").

          2. PORTFOLIO MANAGERS are employees who are primarily responsible for the day-to-day management of a portfolio. Research Analysts (defined below) are deemed to be Portfolio Managers with respect to portfolio securities within the industry they cover in relation to any portfolio managed collectively by a committee of Research Analysts (E.G., MFS Research Fund).

          3. RESEARCH ANALYSTS are employees whose assigned duties solely are to make investment recommendations to or for the benefit of any portfolio.

          4. ACCESS PERSONS are those Employees, who, (i) in the ordinary course of their regular duties, make, participate in or obtain information regarding the purchase or sale of securities by any MFS client;
             (ii) have access to nonpublic information regarding any MFS client's purchase or sale of securities; (iii) have access to nonpublic information regarding the portfolio holdings of any MFS client; or (iv) have involvement in making securities recommendations to any MFS client or have access to such recommendations that are nonpublic. All Investment Personnel (including Portfolio Manager and Research Analysts) are also Access Persons. Please see Exhibit B for the Access Person designations of MFS' business unit personnel.

          5. NON-ACCESS PERSONS are MFS Employees who are not categorized as Access Persons or Investment Personnel.

          6. MFS EMPLOYEES OR EMPLOYEE are all officers, directors (who are also MFS Employees) and Employees of MFS.

          7. NASD AFFILIATED PERSON is an Employee who is also associated with an NASD-member firm, or licensed by the NASD.

          8. COVERED PERSON means a person subject to the provisions of this Code. This includes MFS Employees and their related persons, such as spouses and minor children, as well as other persons designated by the CCO or Conflicts Officer, or their designee(s), or the Committee (who shall be treated as MFS Employees, Access Persons, Non-Access Persons, Portfolio Managers or Research Analysts, as designated by the CCO or Conflicts Officer, or their designees(s), or the Committee). Such persons may include fund officers, consultants, contractors and employees of Sun Life Financial, Inc. providing services to MFS.

     B. ACCOUNTS are all brokerage accounts and Reportable Fund accounts.

     C. EMPLOYEE RELATED ACCOUNT of any person related to this Code includes but is not limited to:

          1. The Employee's own Accounts and Accounts "beneficially owned" by the Employee as described below;

          2. The Employee's spouse/domestic partner's Accounts and the Accounts of minor children and other relatives in the Employee's household;

          3. Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their household have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

          4. Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner or other relatives in the Employee's household exercises investment discretion or direct or indirect influence or control.

             See  APPENDIX  A for  a  more  detailed  discussion  of  beneficial
             ownership.   For  additional  guidance  in  determining  beneficial
             ownership, contact the Compliance Department.

--------------------------------------------------------------------------------
     ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE WITH THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.
--------------------------------------------------------------------------------

     D. AUTOMATIC  INVESTMENT  PLAN means a program in which  regular  periodic
        purchases  (or  withdrawals)  are  made   automatically  in  (or  from)
         investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan and payroll and MFS contributions to the MFS retirement plans.

     E.  CCO means MFS' Chief Compliance Officer.

     F.  COMMITTEE means the Code of Ethics Oversight Committee.

     G.  CONFLICTS OFFICER means MFS' Conflicts Officer.

     H. COVERED SECURITIES are generally all securities. See Exhibit C for application of the Code to the various security types and for a list of securities which are not Covered Securities.

     I. IPO means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or foreign financial regulatory authority.

     J. PRIVATE PLACEMENT means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions (if you are unsure whether the securities are issued in a private placement, you must consult with the Compliance Department).

     K. REPORTABLE FUND means any fund for which MFS acts as investment adviser, sub-adviser or principal underwriter. Such funds include MFS' retail funds, MFS Variable Insurance Trust, MFS Institutional Trust, MFS/Sun Life Series Trust, Compass Variable Accounts, and funds for which MFS serves as sub-adviser, as well as MFS offshore funds (e.g., MFS Meridien Funds). See the Table of Contents for a link to the list of Reportable Funds.

III. PROCEDURAL REQUIREMENTS OF THE CODE APPLICABLE TO ALL MFS EMPLOYEES (NON-ACCESS PERSONS, ACCESS PERSONS AND INVESTMENT PERSONNEL)

     A. Compliance with Applicable Federal Securities Laws.

        MFS is subject to extensive regulation. As an MFS Employee, you must comply not only with all applicable federal securities laws but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. MFS Employees resident outside the U.S. must also comply with local securities laws (see Exhibit A for specific country requirements). In addition, MFS Employees must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of MFS' clients, whether or not covered by the provisions of this policy.

     B. Reporting Violations.

        MFS Employees are required to report any violation, whether their own or another individual's, of the Code, Inside Information Policy, or Code of Business Conduct, and any amendments thereto (collectively, the "Conduct Policies"). Reports of violations other than your own may be made anonymously and confidentially to the MFS Corporate Ombudsman, as provided for in the MFS Policy of Handling Complaints (see the Table of Contents for a link to this policy). Alternatively, you may contact the CCO or the Conflicts Officer or their designee(s).

     C. Certification of Receipt and Compliance.

          1. Initial Certification (New Employee)

             Each new MFS Employee will be given copies of the Conduct Policies. Within 10 calendar days of commencement of employment, each new Employee must certify that they have read and understand the provisions of the Conduct Policies. This certification must be completed using Code of Ethics Online on the MFS intranet at HTTP://COE.

          2. Quarterly Certification of Compliance.

             On a quarterly basis, all Employees will be expected to certify that they: (i) have received copies of the then current Conduct Policies; (ii) have read and understand the Conduct Policies and recognize that they are subject to their requirements; and, (iii) have complied with all applicable requirements of the Conduct Policies. This certification shall apply to all Employee Related Accounts, and must be completed using Code of Ethics Online on the MFS intranet at HTTP://COE.

     D. Use of Preferred Brokers

        All Employees are strongly encouraged to maintain Employee Related Accounts at, and execute all transactions in Covered Securities through, one or more broker-dealers as determined by the Committee. (See the Table of Contents for a link to the list of preferred broker-dealers.) New Employees should initiate a transfer of Employee Related Accounts to one or more of the preferred brokers within 45 days of their hire date. Upon opening such an Account, Employees are required to disclose the Account to the Compliance Department. MFS Employees must also agree to allow the broker-dealer to provide the Compliance Department with electronic reports of Employee Related Accounts and transactions executed therein and to allow the Compliance Department to access all Account information.

        Employees are required to receive approval from the Compliance Department to maintain an Employee Related Account with broker-dealers other than those on the preferred list. Permission to open or maintain an Employee Related Account with a broker-dealer other than those on the list of approved brokers will not be granted or may be revoked if transactions are not reported as described below in TRANSACTIONS REPORTING REQUIREMENTS, SECTION III. G.

     E. Reportable Funds Transactions and Holdings

        MFS Employees are subject to the same policies against excessive trading that apply for all shareholders in Reportable Funds. These policies, as described in the Reportable Funds' prospectuses, are subject to change.

        In addition, Employees are required to purchase and maintain investments in Reportable Funds sponsored by MFS through MFS, or another entity designated by MFS for Reportable Funds not available for sale in the U.S. Transactions and holdings in sub-advised Reportable Funds or Reportable Funds not available for sale in the U.S. must be reported as described below. (See the Table of Contents for a link to the list of products sub-advised by MFS.)

     F. Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Appendix B)

         1.  Initial Report

             Each new Employee must disclose to the Compliance Department all Employee Related Accounts and all holdings in Covered Securities whether or not held in an Employee Related account within 10 calendar days of their hire. This report must be made using Code of Ethics Online on the MFS intranet at http://coe. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. Also, any Employee Related Accounts newly associated with an Employee, through marriage or any other life event, must be disclosed promptly, typically within 10 days of the event.

         2.  Annual Update

             On an annual basis, all Employees will be required to make an annual update of their Employee Related Accounts and all holdings in Covered Securities, whether or not held in an Employee Related Account. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted.

     G. Transactions Reporting Requirements

        Each Employee must either report and/or verify all transactions in Covered Securities. Reports must show any purchases or sales for all Covered Securities whether or not executed in an Employee Related Account. Reports must show any purchases or sales for all Covered Securities. Employees must submit a quarterly report within 30 days of calendar quarter end even if they had no transactions in Covered Securities within the quarter. Reports must be submitted using Code of Ethics Online on the MFS intranet at http://coe. For purposes of this report, transactions in Covered Securities that are effected in Automatic Investment Plans need not be reported.

     H. Discretionary Authorization

        Generally, Employees are prohibited from exercising discretion over accounts in which they have no beneficial interest. Under limited circumstances, and only with prior written approval from the Compliance Department, an Employee may be permitted to exercise such discretion. In addition, Employees must receive prior written approval from the Compliance Department before: (i) assuming power of attorney related to financial or investment matters for any person or entity; or (ii) accepting a position on an investment committee for any entity. Further, Employees must notify the Compliance Department upon becoming an executor or trustee of an estate.

     I. Excessive Trading

        Excessive or inappropriate trading that interferes with job performance or compromises the duty that MFS owes to its clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Compliance Department and reported to senior management for review. A pattern of excessive trading may lead to disciplinary action under the Code.

     J. Use of MFS Proprietary Information

        Employees should not use MFS' proprietary information for personal benefit. Any pattern of personal trading suggesting use of MFS' investment recommendations for personal benefit will be investigated by the Compliance Department.

     K. Futures and Related Options on Covered Securities

        Employees are prohibited from using futures or related options on a Covered Security to evade the restrictions of this Code. Employees may not use futures or related options transactions with respect to a Covered Security if the Code would prohibit taking the same position directly in the Covered Security.

     L. Initial Public Offerings

        Employees who are also NASD Affiliated Persons are prohibited from purchasing equity securities in an IPO.

IV. TRADING PROVISIONS, RESTRICTIONS AND PROHIBITIONS APPLICABLE TO ALL ACCESS PERSONS AND INVESTMENT PERSONNEL (COLLECTIVELY, "ACCESS PERSONS" UNLESS OTHERWISE NOTED)

     A. Pre-clearance

        Access Persons must pre-clear before effecting a personal transaction in any Covered Security, EXCEPT for Reportable Funds. Note: All closed-end funds, including closed-end funds managed by MFS, MUST be pre-cleared.

        Generally, a pre-clearance request will not be approved if it would appear that the trade could have a material influence on the market for that security or would take advantage of, or hinder, trading by any client within a reasonable number of days. Additionally, pre-clearance requests may be evaluated to determine compliance with other provisions of the Code relevant to the trade.

        In order to pre-clear, an Access Person must go to Code of Ethics Online at http://coe and enter their request. Pre-clearance requests must be received by 3:00 PM (Boston time) on the business day before the Access Person intends to trade. The Compliance Department will notify the Access Person by 10:00 AM on the intended trade date whether the pre-clearance request has been approved. Pre-clearance approval is good for the same business day authorization is granted for Access Persons located in the U.S. For Access Persons located in MFS' international offices, pre-clearance approvals are good for two business days. To avoid inadvertent violations, good-till-cancelled orders are not permitted.

        Pre-clearance is NOT required for the below list of transactions. Please see Exhibit C for whether these transactions need to be reported:

         * Purchases or sales that are not voluntary EXCEPT for transactions executed as a result of a margin call or forced cover of a short position. These include, but are not limited to mandatory tenders (e.g., combination of companies as a result of a merger or acquisition), transactions executed by a broker to cover negative cash balance in an account, broker disposition of fractional shares and debt maturities. Voluntary tenders and other non-mandatory corporate actions should be pre-cleared, unless the timing of the action is outside the control of the Employee;

         * Purchases or sales which are part of an Automatic Investment Plan that has been disclosed to the Compliance Department in advance (provided that dividend reinvestment plans need not be disclosed to the Compliance Department in advance);

         * Transactions in securities not covered by this Code, or other security types for which pre-clearance is not required (see Exhibit
            C); and

         * With prior approval from the Compliance Department, trades in an account where investment discretion is delegated to a third party in a manner acceptable to the Compliance Department.

         By seeking pre-clearance, Access Persons will be deemed to be advising the Compliance Department that they (i) do not possess any material, nonpublic information relating to the security; (ii) are not using knowledge of any proposed trade or investment program relating to any client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Compliance Department.

         Pre-clearance may be denied for any reason. An Access Person is not entitled to receive any explanation or reason if their pre-clearance request is denied.

     B.  Private Placements

         Access Persons must obtain prior approval from the Compliance Department before participating in a Private Placement. The Compliance Department will consult with the Committee and other appropriate parties in evaluating the request. To request prior approval, Access Persons must provide the Compliance Department with a completed Private Placement Approval Request (see Exhibit D).

         If the request is approved, the Access Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section III. F. and Section III. G.).

         If the Access Person is also a Portfolio Manager and has a material role in the subsequent consideration of securities of the issuer (or one that is affiliated) by any client portfolio after being permitted to make a Private Placement, the following steps must be taken:

          1. The Portfolio Manager must disclose the Private Placement interest to a member of MFS' Investment Management Committee.

          2. An independent review by the Compliance Department in conjunction with other appropriate parties must be obtained for any subsequent decision to buy ANY securities of the issuer (or one that is affiliated) for the Portfolio Manager's assigned client portfolio(s) before buying for the portfolio(s). The review must be performed by the Compliance Department in consultation with other appropriate parties.

     C. Initial Public Offerings

        Access Persons are generally prohibited from purchasing securities in either an IPO or a secondary offering. Under limited circumstances and only with prior approval from the Compliance Department, in consultation with the Committee and/or other appropriate parties, certain Access Persons may purchase equity securities in an IPO or a secondary offering, provided the Compliance Department and/or other appropriate parties determines such purchase does not create a reasonable prospect of a conflict of interest with any Portfolio. To request permission to purchase equity securities in an IPO or a secondary equity offering, the Access Person must provide the Compliance Department with a completed request form (see Exhibit E). To request permission to purchase new issues of fixed income securities, the Access Person must pre-clear the security using Code of Ethics Online at http://coe.

     D. Restricted Securities.

        Access Persons may not trade for their Employee Related Accounts securities of any issuer that may be on any complex-wide restriction list maintained by MFS from time to time.

     E. Short-Term Trading

        All Access Persons are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent Covered Security (INCLUDING REPORTABLE FUNDS) within 60 calendar days. Profits from such trades must be disgorged (surrendered) in a manner acceptable to MFS. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. Note that this provision is also applicable to Reportable Funds held in the MFS Retirement Savings Plan or Defined Contribution Plan, as well as all non-retirement plan Employee Related Accounts held through MFS or other entity designated by MFS. This provision does NOT apply to:

        * Transactions in Covered Securities, other than Reportable Funds, that are exempt from the pre-clearance requirements described above (see Exhibit C);

        *   Transactions  executed in Employee Related Accounts that, with prior
            approval   from  the   Compliance   Department,   are  exempt   from
            preclearance;

        * Transactions in MFS' money market funds and other Reportable Funds with a stable net asset value; or

        *   Transactions effected through an Automatic Investment Plan.

     F. Service as a Director

        Access Persons must obtain prior approval from the Compliance Department to serve on a board of directors or trustees of a publicly traded company or a privately held company that is reasonably likely to become publicly traded within one year from the date the Access Person joined the board. In the event an Access Person learns that a privately held company for which the Access Person serves as a director or trustee plans to make a public offering, the Access Person must promptly notify the Compliance Department. Access Persons serving as directors or trustees of publicly traded companies may be isolated from other MFS Employees through "information barriers" or other appropriate procedures.

        Access Persons who would like to serve on a board of directors or trustees of a non-profit organization must refer to the Code of Business Conduct for procedures to engage in the outside activity.

     G. Investment Clubs

        Generally, Access Persons are prohibited from participating in investment clubs. In limited circumstances, an Access Person may request permission to participate in an investment club from the Compliance Department.

V. TRADING REQUIREMENTS APPLICABLE TO PORTFOLIO MANAGERS

     A. Portfolio Managers Trading in Reportable Funds

        No Portfolio Manager shall buy and sell (or sell and buy) for his or her Employee Related Accounts within 14 calendar days shares of any Reportable Fund with respect to which he or she serves as a Portfolio Manager. For purposes of this prohibition, Research Analysts are considered to be Portfolio Managers in relation to the ENTIRE portfolio of any Reportable Fund managed collectively by a committee of Research Analysts (E.G., MFS Research Fund). This provision does not apply to transactions effected through an Automatic Investment Plan.

     B. Portfolio Managers Trading Individual Securities

        Portfolio Managers are prohibited from trading a security for their Employee Related Accounts for seven calendar days before or after a transaction in the same or equivalent security in a client portfolio for which he or she serves as Portfolio Manager. If a Portfolio Manager receives pre-clearance authorization to trade a security in his or her Employee Related Account, and subsequently determines that it is appropriate to trade the same or equivalent security in his or her client portfolio, the Portfolio Manager must contact the Compliance Department prior to executing any trades for his or her client portfolio.

VI. ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

         A. Applicability of the Code of Ethics' Provisions

            The Committee, or its designee(s), has the discretion to determine that the provisions of the Code of Ethics policy do not apply to a specific transaction or activity. The Committee will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Employee who would like such consideration must submit a request in writing to the Compliance Department.

         B. Review of Reports

            The Compliance Department will regularly review and monitor the reports filed by Covered Persons. Employees and their supervisors may be notified of the Compliance Departments review.

         C. Violations and Sanctions

            Any potential violation of the provisions of the Code or related policies will be investigated by the Compliance Department, or, if necessary, the Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to one or more of the following: a warning letter, fine, profit surrender, personal trading ban, termination of employment or referral to civil or criminal authorities. Material violations will be reported promptly to the respective boards of trustees/managers of the Reportable Funds or relevant committees of the boards.

         D. Appeal of Sanction(s)

            Employees deemed to have violated the Code may appeal the determination by providing the Compliance Department with a written explanation within 30 days of being informed of the outcome. If appropriate, the Compliance Department will review the matter with the Committee. The Employee will be advised whether the sanction(s) will be imposed, modified or withdrawn. Such decisions on appeals are binding. The Employee may elect to be represented by counsel of his or her own choosing and expense.

         E. Amendments and Committee Procedures

            The Committee will adopt procedures that will include periodic review of this Code and all appendices and exhibits to the Code. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practice. The Committee shall submit any such amendments to MFS' Internal

            Compliance Controls Committee. In addition, the Committee shall submit any material amendments to this Code to the respective boards of trustees/managers of the Reportable Funds, or their designees, for approval no later than 6 months after adoption of the material change.

                                                                      APPENDIX A

                              BENEFICIAL OWNERSHIP


MFS' Code of Ethics (the "Code") states that the Code's provisions apply to accounts beneficially owned by the Employee, as well as accounts under direct or indirect influence or control of the Employee. Essentially, a person is considered to be a beneficial owner of accounts or securities when the person has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

     * Accounts and securities held by immediate family members sharing the same household; and

     *  Securities held in trust (certain exceptions may apply).

In addition, an Employee may be considered a beneficial owner of an account or securities when the Employee can exercise direct or indirect investment control.

PRACTICAL APPLICATION

* If an adult child is living with his or her parents: If the child is living in the parents' house, but does not financially support the parent, the parents' accounts and securities are not beneficially owned by the child. If the child works for MFS and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code. If, however, on or both parents work for MFS, and the child is supported by the parent(s), the child's accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child's accounts and securities.

* Co-habitation (domestic partnership): Accounts where the employee is a joint owner, or listed as a beneficiary, are subject to the Code. If the Employee contributes to the maintenance of the household and the financial support of the partner, the partner's accounts and securities are beneficially owned by the employee and are therefore subject to the Code.

* Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another's accounts and securities.

* UGMA/UTMA accounts: If the Employee, or the Employee's spouse, is the custodian for a minor child, the account is beneficially owned by the Employee. If someone other than the Employee, or the Employee's spouse, is the custodian for the Employee's minor child, the account is not beneficially owned by the Employee.

* Transfer On Death accounts ("TOD accounts"): TOD accounts where the Employee becomes the registrant upon death of the account owner are not beneficially owned by the Employee until the transfer occurs (this particular account registration is not common).

                                                                      APPENDIX A


*    Trusts:

     * If the Employee is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity (see the Code of Business Conduct) and generally will be subject to case-by-case review for Code applicability.

     * If the Employee is a beneficiary and does not share investment control with a trustee, the Employee is not a beneficial owner until the trust is distributed.

     * If an Employee is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Employee.

     *  If  the  Employee  is  a  trustee  and  a  beneficiary,   the  trust  is
        beneficially owned by the Employee.

     * If the Employee is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Employee.

     * If the Employee is a settlor of a revocable trust, the trust is beneficially owned by the Employee.

     * If the Employee's spouse/domestic partner is trustee and beneficiary, a case-by-case review will be performed to determine applicability of the Code.

* College age children: If an Employee has a child in college and still claims the child as a dependent for tax purposes, the Employee is a beneficial owner of the child's accounts and securities.

* Powers of attorney: If an Employee has been granted power of attorney over an account, the Employee is not the beneficial owner of the account until such time as the power of attorney is activated.

                                                                      APPENDIX B

                              REPORTING OBLIGATIONS


Note: Employees must submit all required reports using Code of Ethics Online on the MFS Intranet at http://coe. The electronic reports on Code of Ethics Online meet the contents requirements listed below in Sections A.1. and B.1.


A. INITIAL AND ANNUAL HOLDINGS REPORTS

Employees must file initial and annual holdings reports ("Holdings Reports") as follows.

     1. CONTENT OF HOLDINGS REPORTS

     *  The title,  number of  shares  and  principal  amount  of  each  Covered
        Security;

     * The name of any broker or dealer with whom the Employee maintained an account in which ANY securities were held for the direct or indirect benefit of the Employee; and iE The date the Employee submits the report.

     2. TIMING OF HOLDINGS REPORTS

     * Initial Report - No later than 10 days after the person becomes an Employee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

     * Annual Report - Annually, and the information must be current as of a date no more than 45 days before the report is submitted.

     3. EXCEPTIONS FROM HOLDINGS REPORT REQUIREMENTS

     No holdings report is necessary:

     *  For holdings in securities that are not Covered Securities; or

     * For securities held in accounts over which the Access Person had no direct or indirect influence or control.

                                                                      APPENDIX B

B. QUARTERLY TRANSACTION REPORTS

Employees must file a quarterly transactions report ("Transactions Report") with respect to:

     (i) any transaction during the calendar quarter in a Covered Security in which the Employee had any direct or indirect beneficial ownership; and

     (ii) any account established by the Employee during the quarter in which ANY securities were held during the quarter for the direct or indirect benefit of the Employee.

Brokerage statements may satisfy the Transactions Report obligation provided that they contain all the information required in the Transactions Report and are submitted within the requisite time period as set forth below.


     1. CONTENT OF TRANSACTIONS REPORT

          A. FOR TRANSACTIONS IN COVERED SECURITIES

          * The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

          * The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          * The price of the Covered Security at which the transaction was effected;

          * The name of the broker, dealer or bank with or through which the transaction was effected; and

          *  The date the report was submitted by the Employee.

          B. FOR NEWLY ESTABLISHED ACCOUNTS HOLDING ANY SECURITIES

          * The name of the broker, dealer or bank with whom the Employee established the account;

          *  The date the account was established; and

          *  The date the report was submitted by the Employee.

                                                                      APPENDIX B


     2. TIMING OF TRANSACTIONS REPORT

     No later than 30 days after the end of the calendar quarter.

     3. EXCEPTIONS FROM TRANSACTIONS REPORT REQUIREMENTS

     No Transactions Report is necessary:

     *    For transactions in securities that are not Covered Securities;

     * With respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; or

     * With respect to transactions effected pursuant to an Automatic Investment Plan.

                                                                       EXHIBIT A


                          SPECIFIC COUNTRY REQUIREMENTS

           (For MFS Employees Located in Offices Outside of the U.S.)


UNITED KINGDOM

The UK Financial Services Authority rules on personal account dealing are contained in Chapter 7.13 if the FSA Conduct of Business Rules Sourcebook ("COBS). Further details of the compliance requirements in relation to COBS are in the MFS International (UK Ltd ("MFS UK") Compliance Manual.

As an investment management organization, MFS UK has an obligation to implement and maintain a meaningful policy governing the investment transactions of its employees (including directors and officers). In accordance with COBS 7.13, this policy is intended to minimize conflicts of interest, and the appearance of conflicts of interest, between the employees and clients of MFS UK, as well as to effect compliance with the provisions of part (V) of the Criminal Justice Act 1993, which relates to insider dealing, and part (VIII) of the Financial Services and markets Act 2000, which relates to market abuse and the FSA's Code of Market Conduct. This policy is detailed in the MFS UK Compliance Manual, which should be read in conjunction with this Code.

Under COBS, MFS UK must take reasonable steps to ensure that any investment activities conducted by employees do not conflict with MFS UK's duties to its customers. In ensuring this is, and continues to be, the case, MFS UK must ensure it has in place processes and procedures which enable it to identify and record any employee transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

In addition, in respect of UK-based employees, spread betting on securities is prohibited.

For specific  guidance,  please  contact  Martin  Pannell,  MFS UK's  Compliance
Officer.


JAPAN

MIMkk, MFS' subsidiary in Japan, and its employees, are under supervision of Japanese FSA and Kantoh Local Financial Bureau as the investment adviser and as the investment trust manager registered in Japan. MIMkk and its employees are regulated by the following, from the viewpoint of the Code:

  *  Securities Exchange Law, Article 166 - Prohibited Acts if Insiders;

  * Guideline for Prohibition of Insider Trading by Japan Securities Investment Advisers Association ("JSIAA").

For specific  guidance,  please  contact  Hirata  Yasuyuki,  MIMkk's  Compliance
Officer.

                                 Exhibit A - 1

                                                                       EXHIBIT B

                   ACCESS CATEGORIZATION OF MFS BUSINESS UNITS

Business Units Designated as "Access Person"

*   Management Group

*   Risk Management

*   Fund Treasury

*   Internal Audit

*   Email Review

*   Legal

*   MIL

*   Compliance

*   MFSI

*   Investment Services

*   Information Technology

*   MFD - Dealer Relations

*   MFD - Sales Desks

*   MFD Field Force

*   MFD - Marketing

*   RFP & Proposals Center

*   ISG

*   PPS

* Employees who are members of the Management Committee, the Operations Committee or the Senior Leadership Team

* Employees who have access to Investment Research System, the equity trading system or the fixed income trading system

AS OF JANUARY 1, 2005

                                 Exhibit B - 1

                                                                      EXHIBIT C


           SECURITY TYPES AND PRE-CLEARANCE AND REPORTING REQUIREMENTS

  (This list is not all inclusive and may be updated from time to time. Contact the Compliance Department for additional guidance.)

================================================================================
    SECURITY TYPE                    PRE-CLEARANCE    TRANSACTIONS AND HOLDINGS
                                     REQUIRED?        REPORTING REQUIRED?
================================================================================
Open-end investment companies        No               No
which are not
Reportable Funds
================================================================================
Reportable Funds (excluding          No               Yes
MFS money market funds)
================================================================================
Closed-end funds (including          Yes              Yes
MFS closed-end funds)
================================================================================
Equity securities                    Yes              Yes
================================================================================
Municipal bond securities            Yes              Yes
================================================================================
Corporate bond securities            Yes              Yes
================================================================================
High yield bond securities           Yes              Yes
================================================================================
U.S.  Treasury  Securities and       No               No
other  obligations  backed
by the good faith and credit of
the U.S. government
================================================================================
Debt obligations that are NOT        Yes              Yes
backed by the good faith and
credit of the U.S. government (such
as Fannie Mae bonds)
================================================================================
Foreign government issued securities No               Yes
================================================================================
Money market instruments, including  No               No
commercial paper, bankers'
acceptances, certificates of deposit
and repurchase agreements, and
short-term fixed income securities
with a maturity of less than one
year
================================================================================
Real estate limited partnerships     No               Yes
or cooperatives
================================================================================
Options on foreign currency          No               Yes
traded on a national
securities exchange
================================================================================

                                  Exhibit C- 1

                                                                       EXHIBIT C


================================================================================
Options on foreign currency traded   No               No
over-the-counter or on futures
exchanges
================================================================================
Commodities and options and          No               No
futures on commodities
================================================================================
Forwards contracts other than        No               No
forwards on securities
================================================================================
Unit investment trusts which are     No               No
exclusively invested in one or more
open-end funds, none of which are
Reportable Funds
================================================================================
MFS stock                            No               No*
================================================================================
Shares of Sun Life Financial         No               Yes
Holdings Co and Sun Life
Financial, Inc.
================================================================================
Certain exchange traded funds        No               Yes
(Click here for list on Compliance
intranet site)
================================================================================
Options on certain securities        No               Yes
indexes (Click here for list
on Compliance intranet site)
================================================================================
Options and forwards contracts on    Yes              Yes
securities
================================================================================

* MFS stock is considered to be a Covered Security under the terms of this Code, however, Employees need not report MFS stock on transactions or holdings reports because such reports would duplicate internal records maintained by MFS, according to SEC No-Action Letter, Investment Company Institute, November 27, 2000.

                                  Exhibit C -2

                                                                       EXHIBIT D


                       PRIVATE PLACEMENT APPROVAL REQUEST

Please Print. Employee Name:_____________________________

Employee Position:___________________________

MFS Phone Extension:______________________________


Name of Company:_________________________________________________________

Dollar amount of private placement:__________________________________________

Dollar amount of your intended investment:____________________________________

Does this company have publicly traded securities?   __ Yes    __ No

How were you offered the opportunity to invest in this private placement?_____________________________________________________________________

What is the nature of your relationship with the individual or entity?_________________________________________________________________________

Was the opportunity because of your position with MFS?______________________________________________________________________

Would it appear to the SEC or other parties that you are being offered the opportunity to participate in an exclusive, very limited offering as a way to curry favor with you or your colleagues at MFS?______________________________________________________________________

Are you inclined to invest in the private placement on behalf of the funds/accounts you manage?

__ Yes  __ No

Would any other  MFS  funds/accounts  want to invest in this private placement?
__ Yes  __ No

Date you require an answer:____________________________________________________

Attachments:  __ business summary   __ prospectus   ___ offering memorandum

Compliance Use Only

 __ Approved   __ Denied



------------------------------------                  -------------------
Signature                                             Date


------------------------------------                  -------------------
Equity Or Fixed Income Signature                      Date


                                  Exhibit D-1

                                    Exhibit E

                    INITIAL PUBLIC OFFERING APPROVAL REQUEST

                                  Please Print.

Employee Name:______________________  Employee Position:_______________________

MFS Phone Extension:______________________________

Name of Company:_______________________________________________________________

Aggregate Dollar amount of IPO:__________

Dollar amount of your intended investment:_________

Maximum number of shares you intend to purchase? ______________________________

Is your spouse an employee of the company?
___ Yes   __ No

Is your spouse being offered the opportunity to participate in the IPO solely as a result of his or her employment by the company?

___ Yes   ___ No If no, please explain.    ___ Not Applicable

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Does the ability to participate in the IPO constitute a material portion of your spouse's compensation for being employed by the company?

___ Yes   ___ No    ___  Not Applicable

Could it appear to the SEC or other parties that you (or your spouse) are being offered the opportunity to participate in the IPO because of your position at MFS or as a way to curry favor with MFS?

___  Yes   ___No If yes, please explain:


Are the IPO shares being offered to your spouse as part of a separate pool of shares allocable solely to company employees?

___ Yes   ___ No     ___ Not Applicable

Are such shares part of a so-called  "friends and family" allocation?

___ Yes  ___ No

If your spouse chooses not to participate in the IPO, will the shares that your spouse chooses not to purchase be re-allocated to the general public or to other company insiders?

___  General Public   ___  Other Company Insiders  ___  Not  Applicable


If you are a portfolio manager, are the funds/accounts you manage likely to participate in the IPO?

___ Yes   ___ No

If you are a portfolio manager, are you aware of other funds/account that would be likely to participate in the IPO?

___ Yes   ___ No

Are there any other relevant facts or issues that MFS should be aware of when considering your request?

___ Yes   ___ No If yes, please explain:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 Exhibit E - 1

                                                                       EXHIBIT E


Date you require an answer: _________________, ________. (Note: because IPO approval requests often require additional information and conversations with the company and the underwriters, MFS needs at least three full business days to consider such requests.)

Name and address of IPO lead underwriter, and contact person (if available):

--------------------------------------------------------------------------------

Attachments: ___ offering memorandum ___ underwriters' agreement ___ other materials describing eligibility to participate in IPO.


Compliance Use Only

___  Approved   ___  Denied


-------------------------------------                 --------------------------
Signature                                              Date

-------------------------------------                 --------------------------
Equity Or Fixed Income Signature                       Date

                                EXHIBIT P (iii)

                         MARSICO CAPITAL MANAGEMENT, LLC
                           THE MARSICO INVESTMENT FUND
                                 CODE OF ETHICS

A.   INTRODUCTION AND OVERVIEW.............................................. 2

B.   PERSONS COVERED BY THE CODE............................................ 3

C.   GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS.................... 5

D.1. PROHIBITION ON PURCHASES OF CERTAIN SECURITIES......................... 6

D.2. EXEMPTED TRANSACTIONS.................................................. 7

D.3. PRE-CLEARANCE AND OTHER REQUIREMENTS FOR SELLING RESTRICTED TRADING
     SECURITIES AND MARSICO FUND SHARES..................................... 11

E.1. REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS..................... 12

E.2. REVIEW OF REPORTS AND OTHER DOCUMENTS.................................. 15

F.   VIOLATIONS OF THE CODE................................................. 15

G.   PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION......................... 15

H.1. MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED
     OFFERINGS.............................................................. 16

H.2. RECORDKEEPING REQUIREMENTS............................................  17

H.3. BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS.........................  18

H.4. CERTIFICATION OF COMPLIANCE...........................................  18

H.5. ADOPTION AND EFFECTIVE DATE...........................................  19

I.   DEFINITIONS...........................................................  19

J.   FORMS.................................................................  21

INITIAL PERSONAL HOLDINGS REPORT...........................................   1

QUARTERLY PERSONAL TRANSACTION REPORT......................................   1

ANNUAL PERSONAL HOLDINGS REPORT............................................   1

SAMPLE LETTER TO BROKER OR OTHER INSTITUTION...............................   1

INITIAL CERTIFICATION OF COMPLIANCE........................................   1

PERIODIC CERTIFICATION OF COMPLIANCE.......................................   1

APPROVAL OF INVESTMENT IN LIMITED OFFERING.................................   1

APPROVAL OF INVESTMENT IN INITIAL PUBLIC OFFERING..........................   1

SPECIAL ACCOUNT CERTIFICATION..............................................   1

PRE-CLEARANCE FORM.........................................................   1


A.   INTRODUCTION AND OVERVIEW

     This is the Code of Ethics ("Code") of Marsico Capital Management, LLC ("MCM") and The Marsico Investment Fund (the "Funds") (together, "Marsico"). This Code is intended to help ensure that our professional and personal conduct preserves Marsico's reputation for high standards of ethics and integrity. It is also intended to ensure that we obey federal and state securities laws.

     The fiduciary duties that all of us associated with Marsico owe to our clients must remain our foremost priority. One important part of our duty is to place the interests of our clients ahead of our own interests, and to avoid potential conflicts of interest. We have to avoid activities, interests, and relationships that might interfere, or appear to interfere, with our decisions for Fund shareholders and other clients. A conflict of interest can arise even if we don't intend it, and even if our clients don't take a loss.

     The Code is designed to help us avoid conflicts of interest in personal trading and related activities. It emphasizes four general principles for how we conduct our business:

1. WE MUST COMPLY WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. In connection with our investment advisory business, including the purchase or sale of a security for any client, directly or indirectly, it is unlawful to defraud or mislead any client (either directly or by failure to state material facts), or to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any client. We also seek to fully disclose any conflicts of interest.

2. WE MUST PLACE THE INTERESTS OF OUR CLIENTS FIRST, INCLUDING THE FUNDS, THEIR SHAREHOLDERS, AND OTHER CLIENTS. As fiduciaries, we owe our clients a duty of care, loyalty, honesty, and good faith. As such, we seek to treat all clients equitably and seek to avoid favoritism among our clients. We must also scrupulously avoid putting our own personal interests ahead of the interests of Marsico clients. For example, we must never take for ourselves an investment opportunity that appropriately belongs to our clients.

3. WE MUST CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENTLY WITH THE CODE, AND AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST AND ANY ABUSE OF OUR POSITION OF TRUST. Marsico's personal trading policies are highly restrictive and provide substantial assistance in ensuring that personal securities transactions do not conflict with the interests of our clients. These policies also help to ensure that our focus remains on the interests of our clients

4. WE MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF OUR POSITIONS. The receipt of investment opportunities, perquisites, or gifts from persons seeking investment or business from Marsico could call into question our independent judgment.

     The Code's rules apply to everyone identified in Section B below. It is your responsibility to become familiar with the Code and to comply with it. COMPLIANCE WITH THE CODE IS EVERYONE'S RESPONSIBILITY AND IS A CONDITION TO EMPLOYMENT WITH MARSICO. Violations of the Code will be taken seriously and could result in sanctions against the violator, including termination of employment.

     Because regulations and industry standards can change, Marsico reserves the right to amend any part of the Code. These amendments may result in more stringent requirements than are currently applicable. Marsico also may grant exemptions when necessary. Exemptions must be documented by the Compliance Department, and will be granted only when no harm to MCM's clients is expected to result. Any amendments to the Code will be circulated to all employees, as discussed in Section H.4. below.

     No code of ethics can anticipate every situation. You are expected to follow both the letter and the spirit of the Code. Even if no specific Code provision applies, please avoid all conflicts of interest and abide by the general principles of the Code. IF YOU HAVE ANY QUESTIONS ABOUT THE CODE OR WHETHER CERTAIN ACTIONS MAY BE COVERED BY IT, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE LEGAL DEPARTMENT.

     Capitalized terms in the Code are defined in Section I below.

B.       PERSONS COVERED BY THE CODE

     The Code applies to all Covered Persons. Covered Persons include all Access Persons and all Employees (whether or not they are Access Persons).

     Some provisions of the Code apply indirectly to other persons, such as relatives, significant others, or advisers, if they own or manage securities or accounts in which a Covered Person has a Beneficial Ownership interest. For example, if you are a Covered Person, the Code's investment restrictions and reporting requirements apply both to you, and to securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. An exemption may apply to a Special Account that you don't directly or indirectly influence or control, as discussed in Sections D.2.e.(4) and E.1.

 TRUSTEES OF THE FUNDS

     Trustees of the Funds who are "interested persons" of the Funds and are MCM employees are subject to all requirements of the Code. Special rules apply to Trustees of the Funds who are not "interested persons" of the Funds (including any Trustee who may have a business relationship with the Funds, MCM, or its officers or directors, but is not an MCM employee and has not been formally determined to be an "interested person"). These Trustees are subject to the Code generally, but are not subject to the investment restrictions or reporting requirements in Sections D.1, D.2, D.3, or E.1 UNLESS THE TRUSTEE KNEW OR SHOULD HAVE KNOWN, IN THE ORDINARY COURSE OF FULFILLING HIS OR HER OFFICIAL DUTIES AS A FUND TRUSTEE, THAT DURING THE 15-DAY PERIOD IMMEDIATELY BEFORE OR AFTER THE TRUSTEE'S TRANSACTION IN A COVERED SECURITY, MARSICO PURCHASED OR SOLD THAT SECURITY FOR A FUND, OR CONSIDERED THE PURCHASE OR SALE OF THAT SECURITY. A special provision of the Code applies to any Fund Trustee who is an officer or director of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund (as summarized in Section G below).

COVERED PERSONS NOT EMPLOYED BY MARSICO

     Some persons not employed by Marsico might be deemed Access Persons in some circumstances - see the definition of Access Person in Section I. Hypothetical examples include: (i) a person who is an Advisory Person of the Funds or MCM even though he or she is not a Marsico employee (such as a person employed by an MCM affiliate who regularly obtains information regarding the purchase or sale of Covered Securities by a Fund), or (ii) a person who is an Informed Underwriter Representative (such as an officer of the Funds' principal underwriter who ordinarily obtains information regarding the purchase or sale of Covered Securities by a Fund).

     At present, it appears that there are no Access Persons employed by companies that are in a control relationship to MCM or the Funds.1 In addition, it does not appear that any director, officer, or general partner of the Funds' principal underwriter meets the definition of an Informed Underwriter Representative.2

     If at any time MCM or the Funds determine that an individual not employed by Marsico is an Access Person (and therefore a Covered Person subject to the Code), MCM or the Funds will seek to ensure that either (i) the Covered Person complies with the Code thereafter, or (ii) the employer of the Covered Person has a code of ethics that regulates the Covered Person in accordance with the criteria for a code of ethics under Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Investment Advisers Act, and that the Funds' Board of Trustees receives the opportunity to review and approve that code of ethics.

C.   GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS

         As explained in Section D.1, the Code prohibits all Covered Persons from PURCHASING Restricted Trading Securities, but permits us otherwise to HOLD, ACQUIRE, OR SELL these and other types of securities in certain circumstances. In addition, SEC rules impose certain general conduct guidelines that apply to our personal investments that are permitted by the Code:

1. YOU MAY NOT ACQUIRE AN INTEREST IN A LIMITED OFFERING OR IN AN INITIAL PUBLIC OFFERING WITHOUT THE PRIOR WRITTEN APPROVAL OF MCM.

2. WITH RESPECT TO THE FUNDS, YOU MAY NOT, IN CONNECTION WITH YOUR ACQUISITION OR SALE OF ANY SECURITY HELD OR TO BE ACQUIRED BY A FUND OR ANY SECURITY ISSUED BY THE FUND:

     (a) Employ any device, scheme, or artifice to defraud the Fund;

     (b) Make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact necessary in order to make the statements made not misleading, in light of the circumstances under which the statements are made;

-------------------------------------

1 Bank of America Corporation ("BAC") and certain of its affiliates are in a control relationship with MCM. MCM and BAC have received reasonable mutual assurances that employees of BAC and its affiliates do not regularly obtain specific current information or recommendations regarding the purchase or sale of Covered Securities by a Fund, and therefore are not Access Persons. MCM has adopted an Information Wall Policy designed to prevent such information from being inappropriately disclosed to non-MCM persons at BAC. The Information Wall Policy is subject to periodic independent review to assess its effectiveness. BAC has stated that it has procedures in place to prevent the misuse of any related information from MCM that it may receive.

2 The principal underwriter to the Funds is UMB Distribution Services, LLC ("UMB Distribution"). No director, officer, or general partner of UMB
Distribution is believed to, in the ordinary course of business, obtain information or recommendations regarding the purchase or sale of Covered Securities by a Fund. In any case, because UMB Distribution is not an affiliated person of the Funds or MCM, and no officer, director, or general partner of UMB Distribution serves as an officer, director, general partner of the Funds or MCM, any Informed Underwriter Representative presumably would not be required to meet reporting requirements under the Code (or any code of ethics maintained by UMB Distribution).

     (c) Engage in any act, practice, or course of business that would operate as a fraud or deceit upon any Fund; or

     (d) Engage in any manipulative practice with respect to the Fund.

         Practices that may violate these guidelines include intentionally causing a Fund to act or fail to act in order to achieve a personal benefit rather than to benefit the Fund. Examples would include your causing a Fund to buy a Covered Security to support or drive up the value of your investment in the security, or causing the Fund not to sell a Covered Security to protect your investment.

         Another practice that may violate these provisions would be the exploitation of knowledge of Fund transactions to profit from their market effects. One example of this would be to sell a security for your personal account using the knowledge that MCM was about to sell the same security for the Funds. Because you have a duty to tell investment personnel about Covered Securities that are suitable for client investment, another violation may be your failure to recommend a suitable Covered Security or to purchase the Covered Security for a client to avoid a potential conflict with your personal transactions.

D.1. PROHIBITION ON PURCHASES OF CERTAIN SECURITIES

     (a) Personal investing by Covered Persons can create potential conflicts of interest and the appearance of impropriety. Unrestricted personal investing also could distract us from our service to clients by diverting resources or opportunities from client account management. Thus, Marsico has decided to PROHIBIT all Covered Persons from PURCHASING any securities unless the purchase is an Exempted Transaction listed in Section D.2.3

     The practical effect of this prohibition is to restrict your PURCHASE of certain securities we call Restricted Trading Securities for any account in which you have a Beneficial Ownership interest. The Restricted Trading Securities that you generally MAY NOT PURCHASE include, without limitation, shares of mutual funds (other than the Funds) that are advised or sub-advised by MCM ("MCM Sub-advised Fund shares"), shares of common stock or preferred stock in a particular public operating company, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities.

     Subject to the restriction in the following paragraph, you may HOLD a Restricted Trading Security that was purchased before your association with Marsico. You also may otherwise ACQUIRE AND HOLD certain Restricted Trading Securities through certain Exempted Transactions listed in Section D.2. In addition, you may SELL a Restricted Trading Security if you comply with the sale pre-approval requirements ("pre-clearance") in Section D.3., or if the sale would be an Exempted Transaction under Section D.2.

--------------------

3    This  prohibition  may not apply to Covered  Persons  who are  employed  by entities other than Marsico and are subject to another code of ethics, as described in Section B.

     YOU MAY NOT HOLD SHARES OF AN MCM SUB-ADVISED FUND. MCM Sub-advised Fund shares must be disposed of within a reasonable period of time after you join Marsico.4 If you acquired MCM Sub-advised Fund shares before November 20, 2003, you may hold those shares for up to one year after that date, or sell the shares after obtaining pre-clearance from the Compliance Department in accordance with Section D.3. You may not purchase MCM Sub-advised Fund shares (other than through dividend reinvestments) on or after November 20, 2003, and may not hold any MCM Sub-advised Fund shares after November 20, 2004.

     (b) PURCHASES OF MARSICO FUND SHARES. Covered Persons ("you") may invest in shares of the Funds ("Marsico Fund shares"), but only subject to the following restrictions:

     * After November 20, 2003, you may purchase Marsico Fund shares only through UMB Fund Services ("UMB") or through MCM's 401(k) plan ("Great-West"). You may not purchase new Marsico Fund shares (other than through dividend reinvestments) through brokers or other channels other than UMB or Great-West.

     * If you acquired Marsico Fund shares through brokers or other channels other than UMB or Great-West before November 20, 2003, you may hold those shares with the other broker for up to one year, transfer the shares to UMB or Great-West, or sell the shares after obtaining pre-clearance from the Compliance Department in accordance with Section D.3.

     * You must hold all Marsico Fund shares for at least 60 days after you purchase them. Waivers of this requirement may be granted in cases of death, disability, or other special circumstances approved by the Compliance Department (such as for automatic investment or systematic withdrawal programs).

     * The minimum sanction to be imposed for any initial violation of the 60-day holding period requirement will be disgorgement to the Fund of any profit on a sale of Marsico Fund shares before the expiration of the 60-day holding period. The Compliance Department's determination of the amount of the profit will be final.

     Marsico Fund shares ARE subject to sale pre-clearance and purchase and sale reporting requirements, as discussed below.

D.2. EXEMPTED TRANSACTIONS

     As a Covered Person, you may participate in the Exempted Transactions listed below. Exempted Transactions generally are exempted from the prohibition on purchases in Section D.1. and the sale pre-approval requirements in Section D.3., except as noted below. Exempted

---------------

4    Covered  Persons who purchased MCM  Sub-advised  Fund shares prior to their employment with Marsico should seek pre-clearance under Section D.3. to sell those shares within 60 days of joining Marsico.

Transactions must still comply with other Code requirements, including the general conduct guidelines in Section C with respect to the Funds, and reporting requirements in Section E.1. IF YOU HAVE ANY DOUBT ABOUT HOW THE CODE APPLIES TO A PARTICULAR TRANSACTION, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE LEGAL DEPARTMENT.

a. PURCHASE OR SALE OF SECURITIES THAT ARE NOT COVERED SECURITIES (subject only to requirements in Section E.1. to report ACCOUNTS that contain the securities)

(1) You may buy, exchange, or sell without restrictions ANY SECURITY THAT IS NOT A COVERED SECURITY, including shares of registered open-end mutual funds (other than the Marsico Funds or MCM Sub-advised Funds), money market funds, Treasury securities, bank certificates of deposit, and high quality short-term debt instruments such as bankers' acceptances and commercial paper.

b.   PURCHASE OR SALE OF  COVERED  SECURITIES  THAT ARE NOT  RESTRICTED  TRADING
SECURITIES   (subject  to  conduct   guidelines   in  Section  C  and  reporting
requirements in Section E.1.)

     (1) You may buy or sell shares of index-based exchange-traded funds ("ETFs") (other than closed-end funds) and similar products that are linked to broadly based securities indices or sectors.

     (2)   You may buy or sell MUNICIPAL BONDS and notes.

     (3)   You may buy or sell any interest in FOREIGN CURRENCY.

     (4)   You  may  participate  in  transactions in  DERIVATIVES  THAT  ARE
BASED ON  SECURITIES  OTHER THAN  RESTRICTED  TRADING  SECURITIES  (for example, options, futures, or other instruments that are based on commodities, broad-based stock indices, ETFs, unit investment trusts, Treasury bonds, municipal bonds, or foreign currency). NO exemption applies to transactions in derivatives that are based on Restricted Trading Securities (such as options based on particular common stocks or corporate bonds).

     (5) A financial adviser, trustee, or other person may buy or sell instruments THAT ARE NOT RESTRICTED TRADING SECURITIES IN A MANAGED ACCOUNT for you (or for a person in whose account you have a Beneficial Ownership interest). This permits managed accounts to buy, for example, mutual funds (other than the Funds or MCM-Subadvised Fund shares), Treasury securities, ETFs, unit investment trusts, municipal bonds, commodities, commodity futures or options, stock index futures (not single stock futures), or foreign currency.

c. ACQUISITIONS OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES (subject to conduct guidelines in Section C, sale pre-clearance requirements in Section D.3, and security and account reporting requirements in Section E.1.)

     (1) You may BUY (but not sell) securities through DIVIDEND REINVESTMENT PLANS (if you do not make discretionary additional purchases), or through THE RECEIPT OR EXERCISE OF RIGHTS OR OTHER SECURITIES granted to all existing shareholders on a pro rata basis (such as the receipt of securities of a spinoff of an existing company, or the exercise of warrants or rights to buy tracking stock or additional securities). You may also acquire securities through stock dividends, stock splits, mergers, or other corporate events that are generally applicable to all existing holders of the same class of securities. MCM hereby grants prior approval to acquire an interest in an Initial Public Offering if the securities acquired are issued to existing shareholders pursuant to this paragraph. Please note that any SALE of Restricted Trading Securities obtained through these means must meet the sale pre-clearance and other requirements in Section D.3.

2) You may NOT BUY an interest in ANY OTHER INITIAL PUBLIC OFFERING UNLESS you obtain the prior approval of MCM's Compliance Department (see attached form of Approval of Investment in Initial Public Offering).

d.   SALES OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES
(subject to conduct guidelines in Section C, sale pre-clearance requirements in Section D.3., and security and account reporting requirements in Section E.1.)

         (1)......You  may SELL (but not buy) a RESTRICTED  TRADING  SECURITY if
you follow the sale pre-clearance and other requirements in Section D.3. You may not, however, engage in short selling of particular Restricted Trading Securities, including short sales against the box. You may sell short an investment that is not a Covered Security or a Restricted Trading Security (such as an ETF).

e.   OTHER  EXEMPTED  TRANSACTIONS   (PURCHASE  OR  SALE)  (subject  to  conduct
     guidelines in Section C, and security and account reporting requirements in Section E.1.)

     (1) NON-VOLITIONAL TRANSACTIONS. You may buy or sell Restricted Trading Securities through NON-VOLITIONAL TRANSACTIONS you don't control (such as when an issuer whose securities you already own issues new securities to you or calls a security, a derivative instrument expires, or you receive a gift outside your control). If you acquire Restricted Trading Securities through a non-volitional transaction, but can control their sale, the SALE is NOT an Exempted Transaction, and must meet the sale pre-clearance and other requirements in Section D.3.

     (2) EMPLOYMENT ARRANGEMENTS. You may buy or sell Restricted Trading Securities including options under an EMPLOYMENT ARRANGEMENT, and may exercise or sell any options, if your employer or an affiliate issues the securities or options. MCM's prior approval is required if you or a household member enter into employment arrangements after you join MCM (SEE attached Approval of Investment in Limited Offering). MCM's prior approval also is required if you thereby acquire an interest in a Limited Offering (see attached form of Approval of Investment in Limited Offering).

     (3) LIMITED OFFERINGS. You may BUY an interest in ANY LIMITED OFFERING (such as an interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets) ONLY if you obtain MCM's PRIOR APPROVAL (see attached form of Approval of Investment in Limited Offering). Investments in a hedge fund or other Limited Offering whose assets are invested in securities (except a fund advised by MCM) will be subject to conditions similar to those for a Special Account discussed below. You may

SELL an interest in a Limited Offering without restrictions (unless you get an interest in an Initial Public Offering in return, which requires MCM's prior approval). Holdings and transactions in a Limited Offering must be reported on Code report forms (subject to exceptions discussed in E.1.c.4. below).

     Pre-approval and reporting requirements may not apply to your ownership of a personal or family company that does not hold its assets for investment. Shares of a personal or family company or partnership that holds only family property (such as an airplane, residence, or vacation home), and is not primarily intended as an investment, are exempted because the company is not an investment vehicle. In contrast, if the personal or family company or partnership holds assets mainly for investment, owns income-producing assets, or offers shares to non-family members, the company or partnership may be viewed as an investment vehicle, and the exemption from pre-approval and reporting requirements may NOT apply.

     Before you invest in any Limited Offering, please request pre-approval from MCM, and discuss it with the Compliance Department or Legal Department if you are not sure how the Code applies to it.

     (4) SPECIAL ACCOUNTS. A financial adviser, trustee, or other person may buy or sell RESTRICTED TRADING SECURITIES IN A MANAGED SPECIAL
ACCOUNT for you (or for a person in whose securities you have a Beneficial Ownership interest) ONLY in rare circumstances requiring, among other things that you obtain MCM's prior approval (see attached form of Special Account Certification). Approval will require that:

          (a) You establish that the financial adviser, trustee, or other person who manages the Special Account has complete control over the account under a written grant of discretion or other formal arrangement, and that you have no direct or indirect influence or control over the Special Account or investment decisions made for it;

          (b) You (and any related person) do not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

          (c) The financial  adviser,  trustee,  or other person who manages the
Special Account does not disclose to you any investment decision to be implemented for the Special Account until after the decision has been implemented; and

          (d) You complete the attached form of Special Account Certification (or its equivalent) and any other documents requested by MCM; you report the EXISTENCE of the Special Account in your periodic holdings and transaction reports; and you report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested.

          Whether an  exemption  will be granted for a Special  Account  will be determined on a case-by-case basis. MCM reserves the rights to require additional conditions as necessary or appropriate depending on the circumstances, and to revoke the exemption at any time.

D.3. PRE-CLEARANCE AND OTHER REQUIREMENTS FOR SELLING RESTRICTED TRADING SECURITIES AND MARSICO FUND SHARES

     As a Covered Person, you may be allowed to SELL a Restricted Trading Security (including Marsico Fund shares, MCM Sub-advised Fund shares, or other securities acquired before your association with Marsico or through an Exempted Transaction), if you follow pre-clearance and other procedures designed to avoid potential conflicts of interest. PLEASE NOTE THAT ALL SALES THAT QUALIFY AS EXEMPTED TRANSACTIONS IN SECTION D.2. ARE EXEMPTED FROM ALL SALE REQUIREMENTS.

a. PRE-CLEARANCE: BEFORE you sell any Restricted Trading Security, Marsico Fund shares, or MCM Sub-advised Fund shares, you must complete and submit a Pre-clearance Form (see attached form). MCM will treat the pre-clearance process as confidential, and will not disclose related information except as required by law or for appropriate business purposes. You may not pre-clear your own form. The persons authorized to pre-clear transactions and sign the form are:

           Compliance Analysts or Manager
           Chief Compliance Officer of MCM
           Chief Compliance Officer of the Marsico Funds
           General Counsel, Associate General Counsel, or Other Counsel

     YOU MAY NOT SELL THE RESTRICTED TRADING SECURITY, MARSICO FUND SHARES, OR MCM SUB-ADVISED FUND SHARES IN QUESTION UNTIL YOU RECEIVE WRITTEN PRE-CLEARANCE. Pre-clearance requests will be reviewed as quickly as possible. Please remember that pre-clearance is not automatically granted. For example, if MCM is considering the purchase of the security for client accounts, pre-clearance may be denied for a certain period of time.

     When you request pre-clearance of a sale of Marsico Fund shares or MCM Sub-advised Fund shares, you must attach to the Pre-clearance Form a copy of all of your transactions in those shares for the previous 90 days, including any transactions pursuant to automatic purchases, dividend reinvestments, and systematic withdrawal programs.

     Once pre-clearance is granted, it is valid only until the close of the next business day (unless you have no direct control over the timing of the transaction, in which case you should request that the transaction be initiated as soon as reasonably possible after pre-clearance), and only for the security and amount indicated on the Pre-clearance Form. You may not alter the terms of the authorized sale without completing a new Pre-clearance Form and obtaining written authorization.

     FAILURE TO OBTAIN PRE-CLEARANCE FOR A SALE OF ANY RESTRICTED TRADING SECURITY, OR MARSICO FUND SHARES, OR MCM SUB-ADVISED FUND SHARES IS A SERIOUS BREACH OF MARSICO'S RULES. A violation may expose you to sanctions up to and including termination of employment. Failure to obtain pre-clearance also may require your trade to be canceled, and you may be required to bear any loss that results. MCM, in its discretion, may require any profits from an unauthorized trade to be donated to a charity designated by MCM.

b. HOLDING PERIOD: As a general principle, Covered Persons should engage in personal securities transactions for investment purposes rather than to generate short-term trading profits. As a result, Covered Persons and accounts or securities in which they hold a Beneficial Ownership interest are generally prohibited from selling a Restricted Trading Security or Marsico Fund shares that you acquired within the previous 60 days. MCM may waive compliance with this requirement if you request a waiver in advance and show that you have good cause to be excused (such as a need to sell investments to buy a home). Waivers of the 60-day holding period requirement for Marsico Fund shares may be granted in cases of death, disability, or other special circumstances approved by the Compliance Department (such as for automatic investment or systematic withdrawal programs). The minimum sanction to be imposed for any initial violation of the 60-day holding period requirement for Marsico Fund shares will be disgorgement to the Fund of any profit on a sale of Marsico Fund shares before the expiration of the 60-day holding period. The Compliance Department's determination of the amount of the profit will be final.

c. BLACKOUT PERIOD: You MAY NOT SELL a Restricted Trading Security for EITHER SEVEN DAYS BEFORE, OR SEVEN DAYS AFTER, a trade in the same security or an equivalent security for a Fund or other client. This blackout period is intended to ensure that a Covered Person's securities transactions do not coincide with those of MCM's clients, and therefore minimize the possibility that the Covered Person may benefit from actions taken by MCM on behalf of its clients. The application of the blackout period BEFORE a trade for a Fund or other client poses certain difficulties, and could result in inadvertent violations of the Code (since it may be impossible to definitively determine whether a security will be bought or sold in the future). Nonetheless, Marsico makes reasonable efforts to ascertain whether a security will be purchased or sold for a Fund or other client after pre-approval in order to avoid even the appearance of impropriety.

     If a pre-cleared trade ultimately falls within the blackout period, MCM may ask the Covered Person to cancel the transaction. If the transaction was pre-cleared but cannot be canceled, MCM may, but is not required to, impose a sanction if necessary or appropriate in the circumstances. MCM may waive compliance with the blackout period requirement if there is good cause or under other special circumstances approved by the Compliance or Legal Department. Please contact the Compliance Department or the Legal Department if you have any question about the application of the blackout period.

E.1. REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS

         As an Employee, you must give MCM periodic written reports about your securities holdings, transactions, and accounts (and the securities or accounts of other persons if you have a Beneficial Ownership interest in them).5 SEC requirements mainly control these reports and their contents. The reports are intended to assist Marsico in identifying conflicts of interest that could arise when you invest in a Covered Security or hold accounts that permit these

------------

5    Covered  Persons  employed  by entities  other than  Marsico and subject to another code of ethics should instead comply with its reporting requirements, as noted in Section B.

investments, and to promote compliance with the Code. Marsico is sensitive to privacy concerns, and will try not to disclose your reports to anyone unnecessarily. Reports should be filed on forms like those attached or in accordance with instructions from MCM's Compliance Department.

     FAILURE TO FILE A TIMELY, ACCURATE, AND COMPLETE REPORT IS A SERIOUS BREACH OF SEC RULES. If you are late in filing a report, or file a report that is misleading or incomplete, you may face sanctions including identification by name to the Funds' board of directors or MCM management, withholding of salary or bonuses, or termination of employment.

a. INITIAL HOLDINGS REPORT: Within ten days after you begin employment with Marsico, you must submit to Marsico a report that contains:

     (1) The name/title and ticker symbol (or CUSIP), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY in which you had any direct or indirect Beneficial Ownership interest as of the date when you began employment with Marsico. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain accurate, up-to-date information. You must also report all holdings of Marsico Fund shares and all holdings of MCM Sub-advised Fund shares.

     (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership when you began employment with Marsico, the approximate date(s) when those accounts were established, the account numbers and names of the persons for whom the accounts are held.

     (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it. A sample Letter to Broker or Other Institution is attached.

     (4)   The date that you submitted the report.

b. QUARTERLY TRANSACTION REPORT: Within thirty days after the end of each calendar quarter, you must submit to Marsico a report that contains:

     (1) With respect to any transaction during the quarter in a COVERED SECURITY OR MARSICO FUND SHARES OR MCM SUB-ADVISED FUND SHARES in which you had any direct or indirect Beneficial Ownership interest:

           (a) The date of the transaction (purchases, exchanges, sales), the name/title and ticker symbol (or CUSIP), interest rate and maturity date (if applicable), and the number of equity shares of (or the principal amount of debt represented by) each SECURITY involved;

           (b) The nature of the transaction (I.E., purchase, sale, or other type of acquisition or disposition);

           (c) The price at which the transaction in the Security was effected; and;

           (d) The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.

You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain all of the information, or by referring to statements or confirmations known to have been received by Marsico.

     (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held during the quarter for your direct or indirect Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the approximate date when each account was established.

     (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution that has established a NEW account for the direct or indirect Beneficial Ownership of the Employee
DURING THE PAST QUARTER to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

     (4)   The date that you submitted the report.

c. ANNUAL HOLDINGS REPORT: Annually, at a time determined by the Compliance Department, you must submit to Marsico a report, based on information that is current as of not more than 30 days before the report is submitted, that contains:

     (1) The name/title and ticker symbol (or CUSIP), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY OR MARSICO FUND SHARES OR MCM SUB-ADVISED FUND SHARES in which you had any direct or indirect Beneficial Ownership interest on the effective date. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information, or by referring to statements or confirmations known to have been received by Marsico.

     (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) with which you maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership of the Employee on the effective date, the account numbers and names of the persons for whom the accounts are held, and the approximate date when each account was established.

     (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

     (4)   The date that you submitted the report.

     EXCEPTION TO REQUIREMENT TO LIST TRANSACTIONS OR HOLDINGS: You need not list any SECURITIES HOLDINGS OR TRANSACTIONS IN any account over which you had no direct or indirect influence or control, unless requested by MCM. This may apply, for example, to a Special Account. You must still identify the EXISTENCE of the account in your list of securities accounts.

     You need not list additional transactions in a Limited Offering (after the initial transaction) if the additional transactions do not increase the amount of your investment or ownership interest beyond those originally approved by MCM. If there are additional investments beyond the amounts approved, the transactions must be reported, and in some circumstances may require a new approval form (see attached form of Approval of Investment in Limited Offering).

     Please ask the Compliance Department or the Legal Department if you have questions about reporting requirements.

E.2. REVIEW OF REPORTS AND OTHER DOCUMENTS

     The Compliance Department will review each report submitted pursuant to Section E.1. by Covered Persons for consistency with the Code, and will review each account statement or confirmation from institutions that maintain their accounts. To ensure adequate scrutiny, a report concerning a member of the Compliance Department will be reviewed by a different member of the Compliance Department.

F.   VIOLATIONS OF THE CODE

     All employees will promptly report any violations of the Code to the Chief Compliance Officer of MCM, the Chief Compliance Officer of the Funds, or a member of the Compliance Department.6 Reports of violations of the Code may submitted anonymously.

     The Compliance Department will promptly investigate any violation or potential violation of the Code, and recommend to the Chief Compliance Officer of MCM or the Chief Compliance Officer of the Funds appropriate action to cure the violation and prevent future violations. The Compliance Department will keep a record of investigations of violations, including actions taken as a result of a violation. If you violate the Code, you may be subject to sanctions including identification by name to the Funds' board of directors or MCM management,

-------------

6    All  violations  of this Code must  periodically be reported to MCM's Chief
Compliance  Officer.

withholding of salary or bonuses, or termination of employment. Violations of the Code also may violate federal or state laws and may be referred to authorities.

G.   PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION

     MCM maintains comprehensive polices and procedures designed to prevent the misuse of material, non-public information ("Insider Trading Policy").7 MCM's Insider Trading Policy is designed to ensure that MCM personnel act consistently with the fiduciary duties owed to clients, and that those personnel do not personally profit from MCM's proprietary information at the expense of clients or other persons to whom duties are owed. MCM's Insider Trading Policy is also designed to ensure that MCM's proprietary information is not disclosed improperly.

     MCM's Insider Trading Policy generally prohibits employees from (1) buying or selling a security either personally or on behalf of any account or fund managed by MCM, while in possession of material, non-public information about that security or its issuer, or (2) communicating material, non-public information to others in violation of the law and the Insider Trading Policy. These prohibitions generally extend to communications of material, non-public information regarding MCM, its investment processes, analyses, recommendations, and holdings of MCM-advised accounts, the Marsico Funds, and any other registered investment companies sub-advised by MCM. Every MCM employee is required to read the Insider Trading Policy, to sign and return accompanying acknowledgements, and to retain a copy of the policy in a readily accessible place for reference.

     SPECIAL PROVISION FOR FUND TRUSTEES: This provision is intended to prevent the misuse of material, non-public information when a Trustee also serves as a director or officer of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund. In those circumstances, the Trustee may not discuss the company or the Marsico Funds' holdings (or contemplated holdings) in the company with any employee of MCM or the Funds. The Trustee also should recuse himself or herself from any Board discussion or presentation regarding the securities of the company. The Trustee and any employee of MCM or the Funds may attend a general company meeting or other meeting, at which the Trustee may discuss the company with other members of the Board, the financial community, or securities analysts. Any questions regarding this policy should be discussed with the Chief Compliance Officer of the Funds.

H.1. MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED OFFERINGS

     Some conduct that does not involve personal trading may still raise concerns about potential conflicts of interest, and is therefore addressed here.

-----------

 7 MCM's Insider Trading Policy covers all officers, directors and employees of MCM and any other persons as may from time to time fall within the definition of "persons associated with an investment adviser," as defined in the Advisers Act. MCM's Insider Trading Policy extends to activities within and outside of an employee's duties at MCM.

A. SERVICE ON BOARDS: As a Covered Person, you may not serve on the board of directors of any for-profit company that is the type of company in which MCM might reasonably consider investing for clients without MCM's prior written approval. Approval will be granted only if MCM believes that board service is consistent with the interests of Marsico's clients. If board service is authorized, you and MCM must follow appropriate procedures to ensure that you and Marsico do not obtain or misuse confidential information. MCM also may require you to show that any securities you receive from the for-profit company or organization are appropriate compensation.

B. OTHER BUSINESS ACTIVITIES: As a Covered Person, you should consider your fiduciary responsibilities under the Code when accepting outside employment arrangements or involvement in outside business activities. Any questions should be directed to the Compliance Department or Legal Department.

c. GIFTS: On occasion, you may be offered gifts from clients, brokers, vendors, or other persons not affiliated with Marsico who may be in a position to do business with Marsico. You may not accept extraordinary or extravagant gifts. You may accept gifts of a nominal value (I.E., no more than $100 annually from one person), customary business meals and entertainment if both you and the giver are present (E.G., sporting events), and promotional items (E.G., pens or mugs). You may not solicit gifts.

     You may not give a gift that has a fair market value greater than $100 per year to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or clients of MCM. You may provide reasonable entertainment to these persons if both you and the recipient are present. Please do not give or receive gifts or entertainment that would be embarrassing to you or Marsico if made public.

d. LIMITED OFFERINGS IN PRIVATE COMPANIES: If you acquire a Limited Offering in a private company, either before association with Marsico or through an Exempted Transaction, MCM may have to follow special procedures if it later seeks to purchase securities of the same issuer for clients. You may be excluded from decisionmaking relating to such an investment. If you play a part in MCM's consideration of the investment, your interest may have to be disclosed to all clients for whom MCM may make the investment, and MCM's decision to invest must be independently reviewed by other investment personnel with no personal interest in the issuer.

H.2. RECORDKEEPING REQUIREMENTS

     Marsico or its agents will maintain the following records at their places of business in the manner stated below. These records may be made available to the Securities and Exchange Commission for reasonable periodic, special, or other examinations:

o A copy of the Code that is in effect, and any Code that was in effect at any time within the past five years (maintained in an easily accessible place);

o A record of any violation of the Code, and of any action taken as a result of the violation (maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs);

o A copy of each report required to be submitted by a Covered Person under Section E.1., including broker transaction confirmations or account statements (maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place);

o A record of all Covered Persons within the past five years, and who are or were required to make reports under the Code (maintained in an easily accessible place);

o A record of all persons who are or were responsible for reviewing reports of Covered Persons during the past five years (maintained in an easily accessible place);

o A copy of each report to the Board of Trustees of the Funds submitted under Section H.3. of the Code (maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place);

o A copy of each written approval (including the reasons supporting such decision) of a Covered Person's acquisition of securities in an Initial Public Offering or a Limited Offering, and each written approval of other transactions, such as a Pre-clearance Form (maintained for at least five years after the end of the fiscal year in which the approval was granted); and

o A copy of each Covered Person's periodic Certificate of Compliance (acknowledging receipt of the Code and any amendments) under Section H.4. for five years (maintained in an easily accessible place).

H.3. BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS

     This Code and any material changes must be approved by the Board of Trustees of the Funds, including a majority of the Outside Trustees, within six months after the adoption of the material change. Each approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Covered Persons from engaging in any conduct prohibited by Rule 17j-l(b) under the 1940 Act, including conduct identified in Section C above.

     At least annually, the Fund's Chief Compliance Officer, on behalf of MCM, will provide to the Board of Trustees of the Funds, and the Trustees will review, a written report that summarizes existing procedures concerning personal trading (including any changes in the Code), certifies that Marsico has adopted procedures reasonably necessary to prevent violations of the Code, describes any issues arising under the Code, including any material violations and sanctions imposed since the last report to the Board, and identifies any recommended changes to the Code.

     MCM's Chief Compliance Officer must approve the Code on behalf of MCM. On an annual basis, MCM's Chief Compliance Officer, with the assistance of any designees, will also review the adequacy and effectiveness of the Code, and make any necessary recommendations for revisions of the Code.

     MCM's Compliance Department is responsible for providing, as necessary, any training and education to Covered Persons regarding compliance with the Code.

H.4. CERTIFICATION OF COMPLIANCE

     The Compliance Department will notify each Covered Person that he or she is subject to the Code and will provide each such person with a copy of the Code. Each Covered Person will be asked to certify initially and periodically that he/she has received, read, understands, and has complied or will comply with the Code. You must complete this Certification of Compliance upon commencement of employment and periodically thereafter. Any material amendments to the Code will be circulated prior to becoming effective.

H.5. ADOPTION AND EFFECTIVE DATE

     Approved by:      STEVEN CARLSON /S/

     Title:            CHIEF COMPLIANCE OFFICER

     Effective as of:  OCTOBER 1, 2004


I.   DEFINITIONS

1.         "Access Person" means:

(a) Any "MCM-Supervised Person," defined as any MCM partner, officer, director (or person with similar status or functions), or employee (or other person who provides investment advice for MCM and is subject to MCM's supervision or control), if the MCM-Supervised Person:

     (i)   Has access to non-public information regarding any MCM client's
           purchase  or  sale  of  securities,   or  non-public   information
           regarding the portfolio holdings of any investment company advised or sub-advised by MCM; or

     (ii) Is involved in making securities recommendations to clients, or has access to such recommendations that are non-public;

(b) Any "Advisory Person of the Funds or of MCM," defined as (i) any director, officer, general partner or employee of the Funds or MCM (or of any company in a control relationship to the Funds or MCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to those purchases or sales; and (ii) any natural person in a control relationship to the Funds or MCM who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund; and

(c) Any "Informed Underwriter Representative," defined as a director, officer, or general partner of the principal underwriter to the Funds who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities; provided that the Informed Underwriter Representative would not be required to meet reporting requirements under the Code (or any code of ethics maintained by the principal underwriter) unless the principal underwriter is an affiliated person of a Fund or MCM, or the Informed Underwriter Representative also serves as an officer, director, or general partner of a Fund or MCM.

(d) All directors, officers, and general partners of either MCM or the Funds are presumed to be Access Persons.

2. "Beneficial Ownership" has the same meaning as under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) under the Act. Under those provisions, a person generally is the beneficial owner of (or has a Beneficial Ownership interest in) any securities in which the person has or shares a direct or indirect pecuniary interest. A person's Beneficial Ownership interest ordinarily extends to securities held in the name of a spouse, minor children, relatives resident in the person's home, or unrelated persons in circumstances that suggest a sharing of financial interests, such as when the person makes a significant contribution to the financial support of the unrelated person, or shares in profits of the unrelated person's securities transactions. Key factors in evaluating Beneficial Ownership include the person's ability to benefit from the proceeds of a security, and the extent of the person's control over the security.

3. "Covered Person" means any person subject to the Code, which generally includes any Access Person or any Employee.

4.   "Covered  Security" means ANY security,  as defined in Section  2(a)(36) of the Investment Company Act, EXCEPT (1) direct obligations of the U.S. government; (2) bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; or (3) shares issued by open-end registered investment companies (also known as mutual funds) OTHER THAN THE MARSICO FUNDS OR MCM SUB-ADVISED FUNDS.

5. "Employee" means (1) any Marsico Employee, and (2) any temporary staffer who has worked for Marsico continuously for more than 30 days.

6.   "Exempted  Transaction"  means a securities  transaction  listed in Section
D.2. The purchase or sale of a security through an Exempted Transaction generally IS exempted from the prohibition on purchases in Section D.1., and the sale pre-approval requirements in Section D.3., UNLESS otherwise noted in Section D.. An Exempted Transaction generally IS NOT exempted from the general conduct guidelines in Section C, or the reporting requirements in Section E.1.

7. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

8. "Limited Offering" means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rule 504, 505, or 506 under the Securities Act. A Limited Offering generally includes any interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets, and certain interests in stock options or other deferred compensation.

9. "Marsico Employee" means any officer, principal, or permanent employee of MCM, and any officer, trustee, or permanent employee of the Funds. "Marsico Employee" does not include an inactive or semi-retired employee who receives salary or benefits, but does not actively participate in Marsico's business, have access to current information regarding the purchase or sale of Covered Securities by the Funds, or make recommendations regarding those purchases or sales.

10. "Restricted Trading Security" means any security that a Covered Person generally may not PURCHASE because of the prohibition on purchases in Section
D.1. Restricted Trading Securities include, without limitation, shares of common stock or preferred stock in a particular public operating company, MCM Sub-advised Fund shares, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities. A Covered Person may OTHERWISE HOLD, ACQUIRE, OR SELL a Restricted Trading Security (other than MCM Sub-advised Fund shares after a reasonable time), as explained in Section D.1.

11. "Security Held or to be Acquired by a Fund" means (1) any Covered Security that within the most recent 15 days (a) is or has been held by one of the Funds or a mutual fund sub-advised by MCM; or (b) is being or has been considered by a Fund or MCM for purchase by the Fund or a mutual fund sub-advised by MCM; and
(2) any option to purchase or sell, and any security convertible into or exchangeable for, such a Covered Security.

12. "Special Account" means a managed account in which a financial adviser, trustee, or other person buys or sells Restricted Trading Securities for a Covered Person (or for a person in whose securities a Covered Person has a Beneficial Ownership interest), provided that the account meets the requirements described in Section D.2.f.(4).

J.   FORMS

     Attached to the Code are the following forms:

     o     Initial Personal Holdings Report;
     o     Quarterly Personal Transaction Report;
     o     Annual Personal Holdings Report;

     o     Sample Letter to Broker or Other Institution;
     o     Initial/Periodic  Certification of Compliance with Code of Ethics;
     o     Approval of Investment in Limited  Offering;
     o     Approval of Investment in Initial  Public Offering;
     o     Special Account Certification;
     o     Pre-clearance Form.

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                        INITIAL PERSONAL HOLDINGS REPORT
         TO BE COMPLETED BY ALL NEW MCM EMPLOYEES WITHIN 10 DAYS AFTER
                              BEGINNING EMPLOYMENT

NAME:  ___________________________________

EFFECTIVE DATE (WHEN YOU
BEGAN EMPLOYMENT WITH MCM): _____________________________
                                                         -

1. Please list every "Covered Security" and all Marsico Fund shares and MCM Sub-advised Fund shares (see attached list of Funds subadvised by MCM) in which you had any direct or indirect beneficial ownership interest on the Effective Date, including securities owned by other persons.8

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds, closed-end funds, depositary receipts, broker folios, common stock, preferred stock, corporate bonds, hedge funds, and limited partnership interests, among other securities. These may be held in custody or in certificate form.

A Covered Security does NOT include shares of registered open-end investment companies (mutual funds) other than the Marsico Funds or MCM Sub-advised Funds, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt.

                                      * * *

You may rely on account statements or confirmations that provide the requested information. To do this, please state below that "Confirmations and/or account statements are attached" (and attach copies).

-----------

8 You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

Please write "None" below if you do not own a direct or indirect interest in a Covered Security.

--------------------------------------------------------------------------------
TITLE AND SYMBOL OF COVERED SECURITY      NUMBER OF SHARES    PRINCIPAL AMOUNT
(including interest rate and maturity     (if equity)         (if debt)
date if applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Please write "None" below if you do not own a direct or indirect interest in Marsico Fund shares or MCM Sub-advised Fund shares.

--------------------------------------------------------------------------------
MARSICO  FUND  SHARES OR MCM  SUB-ADVISED                     NUMBER OF SHARES
FUND SHARES  (please  list all shares
or attach all relevant account statements
and/or confirmations)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit on the Effective Date.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.9 You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

------------

9    You generally have an  indirect beneficial ownership  interest in accounts owned by persons such as those listed in the previous footnote.

================================================================================
NAME/ADDRESS OF BROKER,            DATE SECURITIES     ACCOUNT REGISTRATION
DEALER, BANK, OR OTHER             ACCOUNT WAS         (SELF/OTHER) AND NUMBER/S
INSTITUTION                        ESTABLISHED
--------------------------------------------------------------------------------
Great-West Life & Annuity         (Please state        SELF:
Insurance Co.                     approximate date)    MCM 401(k) Plan
401(k) Operations                                      No. 934587-01,
8525 East Orchard Road                                 Participant Account
Greenwood Village, Colorado 80111                      (Please state all account
                                                       numbers)

--------------------------------------------------------------------------------
UMB Fund Services, Inc.           (Please  state       (Please state all
803 West Michigan Street          approximate date)    account numbers)
Milwaukee, Wisconsin  53233

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


================================================================================


3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account for your direct or indirect benefit on the Effective Date.10

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

                                      * * *

You need not send a letter to the MCM 401(k) plan (which provides information to MCM), or send a letter to UMB about an account that holds only Marsico funds through UMB (which

-------------

10 You need not send a new letter to an institution if you previously sent a similar letter that references every account maintained at that institution for your benefit on the Effective Date (including accounts maintained for other persons), and you attach a copy to this report.

provides information to MCM). You also need not send a letter to an institution (such as a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.


CERTIFICATION

I certify that I have responded fully to Request Nos. 1 and 2, and have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Initial Personal Holdings Report.


Name:      _____________________________________
                          (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________

Revised initial personal holdings report3.doc, February 18, 2005, 11:40 AM

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                      QUARTERLY PERSONAL TRANSACTION REPORT
            TO BE COMPLETED BY ALL MCM EMPLOYEES WITHIN THIRTY DAYS
                          AFTER EACH CALENDAR QUARTER

NAME:11  _______________________________________

CALENDAR QUARTER JUST ENDED:  (please indicate below)

     1ST Q         2ND Q               3RD Q              4TH Q

                                      200__

1. Please list on page 2 each "transaction" in the past quarter in a "Covered Security" or Marsico Fund shares or MCM Sub-advised Fund shares in which you had a direct or indirect beneficial ownership interest.12 A transaction generally happens when someone acquires or disposes of a Covered Security.

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds, closed-end funds, depositary receipts, broker folios, common stock, preferred stock corporate bonds, hedge funds, and limited partnership interests, among other securities.

A Covered Security does NOT include shares of registered open-end investment companies (mutual funds) other than shares of the Marsico Funds or MCM Sub-advised Funds, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt.

                                      * * *

You may rely on confirmations or account statements that provide the requested information. To do this, please state on page 2 that: (a) "I know my broker/dealer/bank/other institution sent copies of all relevant confirmations and account statements to MCM," if true; or (b) "Confirmations and/or account statements are attached" (and attach copies). Only (b) is acceptable for Marsico Fund shares or Marsico Sub-advised Fund shares.

Please write "None" on page 2 if no transaction in Covered Securities happened this quarter.

------------

11 This report also serves as MCM's record of every transaction in certain types of securities in which an advisory representative has any direct or indirect beneficial ownership, as required by Rule 204-2(a)(12) under the Investment Advisers Act.

12 You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.


====================================================================================================================================
DATE OF         TITLE AND SYMBOL OF      NUMBER OF       PRINCIPAL AMOUNT   NATURE OF             PRICE OF        NAME OF BROKER,
TRANSACTION     COVERED SECURITY         SHARES          (if debt)          TRANSACTION           COVERED         DEALER, OR BANK
                (including interest      (if  equity)                       (purchase, sale,      SECURITY        through which
                rate and maturity date                                      dividend, gift, etc.) at which        transaction was
                if applicable)                                                                    transaction     effected
                                                                                                  was effected
------------------------------------------------------------------------------------------------------------------------------------

__ I know my broker/dealer/bank/other institution sent copies of all relevant account statements and confirmations to MCM.

__ I do not have any transactions to report this quarter.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(FOR  MARSICO  FUND  SHARES OR MCM  SUB-ADVISED  FUND  SHARES,  PLEASE  LIST ALL
TRANSACTIONS OR ATTACH ALL RELEVANT ACCOUNT STATEMENTS OR CONFIRMATIONS)
--------------------------------------------------------------------------------

__  Confirmations and/or account statements are attached.

__  I do not have any transactions to report this quarter.
--------------------------------------------------------------------------------

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit in the past quarter.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.13 You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.


--------------------------------------------------------------------------------
NAME/ADDRESS OF BROKER,        DATE                   ACCOUNT REGISTRATION
DEALER, BANK, OR OTHER         SECURITIES             (SELF/OTHER) AND NUMBER/S
INSTITUTION                    ACCOUNT  WAS
                               ESTABLISHED

--------------------------------------------------------------------------------
Great-West Life & Annuity      (Please state          SELF:
Insurance Co.                  approximate date)      MCM 401(k) Plan No.
401(k) Operations                                     934587-01
8525 East Orchard Road                                Participant Account
Greenwood Village, Colorado 80111                     (Please state all account
                                                      numbers)
--------------------------------------------------------------------------------
UMB Fund Services, Inc.        (Please        state   (Please state all account
803 West Michigan Street       approximate date)      numbers)
Milwaukee, Wisconsin  53233
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------

13   You generally have an indirect  beneficial  ownership  interest in accounts owned by persons such as those listed in the previous footnote.

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that established a NEW account for your direct or indirect benefit in the past quarter.

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

You need not send a letter to the MCM 401(k) plan (which provides information to MCM), or send a letter to UMB about an account that holds only Marsico funds through UMB (which provides information to MCM). You also need not send a letter to an institution (such as a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.

4. If you own an interest in a private fund or managed account that invests in securities and is not managed by MCM, please sign the private fund/managed account certification below.

GENERAL QUARTERLY CERTIFICATION

I certify that:

     o   I have responded fully to Request Nos. 1 and 2;

     o I have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Quarterly Personal Transaction Report;

     o I have signed the private fund/managed account certification below if I own an interest in a private fund or managed account that invests in securities and is not managed by MCM.


Name:      _____________________________________
                          (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________

                   PRIVATE FUND/MANAGED ACCOUNT CERTIFICATION

I own an interest in a private fund or managed account that invests in securities and is not managed by MCM. I certify that:

     o   THE  MANAGER  OF  THE   FUND/ACCOUNT   HAS  COMPLETE   CONTROL  OF  THE
         FUND/ACCOUNT UNDER A WRITTEN GRANT OF DISCRETION OR OTHER FORMAL AGREEMENT.

     o I HAVE NO DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER THE FUND/ACCOUNT OR INVESTMENT DECISIONS MADE FOR IT.

     o I (AND ANY RELATED PERSON) HAVE NOT DISCLOSED AND WILL NOT DISCLOSE TO THE FUND/ACCOUNT MANAGER ANY ACTION THAT MCM HAS TAKEN OR MAY TAKE RELATING TO ANY SECURITY, OR ANY CONSIDERATION BY MARSICO OF ANY SECURITY.

     o THE FUND/ACCOUNT MANAGER AND OTHER REPRESENTATIVES OF THE FUND/ACCOUNT HAVE NOT DISCLOSED AND WILL NOT DISCLOSE TO ME ANY INVESTMENT DECISION FOR THE FUND/ACCOUNT UNTIL AFTER IT HAS BEEN IMPLEMENTED.

     o I HAVE REPORTED AND WILL CONTINUE TO REPORT TO MCM THE EXISTENCE OF THE FUND/ACCOUNT IN MY PERIODIC REPORTS.

     o IF REQUESTED, I WILL REPORT THE FUND'S/ACCOUNTS SECURITIES HOLDINGS AND TRANSACTIONS TO MCM.


Name:      _____________________________________
                          (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________



Revised quarterly personal transaction report4.doc, February 18, 2005, 11:40 AM

                  SAMPLE LETTER TO BROKER OR OTHER INSTITUTION



DATE

INSTITUTION NAME
ADDRESS


         Re: Request for Duplicate Confirmations and Account Statements Account Registration/Name: __________________________
                  Account No/s: ______________________________________

Dear Sir or Madam:

Effective at once, if you are not already doing so, please mail regularly to Marsico Capital Management, LLC:

     (1) A duplicate confirmation of each transaction that occurs in all accounts listed above (and in any related accounts that are open now or in the future); and

     (2) A duplicate copy of all periodic account statements for the same accounts.

The mailing address where the duplicate confirmations and statements should be sent is:

          Marsico Capital Management, LLC
          Attention:  Compliance Department
          1200 17th Street, Suite 1600
          Denver, Colorado  80202

Thank you for your prompt attention to this matter.

Sincerely,



YOUR NAME

cc:  Marsico Capital Management, LLC
       Compliance Department

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                         ANNUAL PERSONAL HOLDINGS REPORT
       TO BE COMPLETED BY ALL MCM EMPLOYEES ANNUALLY WITHIN 30 DAYS AFTER
                                  TARGET DATE

NAME:  _____________________________________

EFFECTIVE DATE:  (please indicate)  __________________________


1. Please list every "Covered Security" and all Marsico Fund shares and MCM Sub-advised Fund shares in which you had any direct or indirect beneficial ownership interest on the Effective Date, including securities owned by other persons.14

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds, closed-end funds, depositary receipts, broker folios, common stock, corporate bonds, preferred stock, hedge funds, and limited partnership interests, among other securities.

A Covered Security does NOT include shares of registered open-end investment companies (mutual funds) other than shares of the Marsico Funds or MCM Sub-advised Funds, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt.

                                      * * *

You may rely on account statements or confirmations that provide the requested information. To do this, please state below that: (a) "I know my broker/dealer/bank/other institution sent copies of all relevant account statements and confirmations to MCM," if true; or (b) "Confirmations and/or account statements are attached" (and attach copies). Only (b) is acceptable for Marsico Fund shares or Marsico Sub-advised Fund shares.


14 You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

Please write "None" below if you do not own a direct or indirect interest in a Covered Security.

--------------------------------------------------------------------------------
TITLE AND SYMBOL OF COVERED SECURITY   NUMBER OF SHARES    PRINCIPAL AMOUNT
(including interest rate and           (if equity)         (if debt)
 maturity date if applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please write "None" below if you do not own a direct or indirect interest in Marsico Fund shares or Marsico Sub-advised Fund shares.

--------------------------------------------------------------------------------
MARSICO FUND SHARES OR MCM SUB-ADVISED                     NUMBER OF SHARES
FUND SHARES (please list all shares or
attach all relevant account statements
and/or confirmations)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit on the Effective Date.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.15 You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

------------

15   You  generally  have an indirect  beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

--------------------------------------------------------------------------------
NAME/ADDRESS OF BROKER, DEALER,    DATE                 ACCOUNT REGISTRATION
BANK, OR OTHER INSTITUTION         SECURITIES          (SELF/OTHER) AND NUMBER/S
                                   ACCOUNT WAS
                                   ESTABLISHED
--------------------------------------------------------------------------------
Great-West Life & Annuity          (Please state       SELF:
Insurance Co.                      approximate date)   MCM 401(k) Plan No.
401(k) Operations                                      934587-01,
8525 East Orchard Road                                 Participant Account
Greenwood Village, Colorado 80111                      (Please state all account
                                                       numbers)
--------------------------------------------------------------------------------
UMB Fund Services, Inc.            (Please     state   (Please state all account
803 West Michigan Street           approximate date)    numbers)
Milwaukee, Wisconsin  53233
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account for your direct or indirect benefit on the Effective Date.16

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

                                      * * *

You need not send a letter to the MCM 401(k) plan (which provides information to MCM), or send a letter to UMB about an account that holds only Marsico funds through UMB (which provides information to MCM). You also need not send a letter to an institution (such as a real

------------

16 You need not send a new letter to an institution if you previously sent a similar letter that references every account maintained at that institution for your benefit on the Effective Date (including accounts maintained for other persons), and you attach a copy to this report.

estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.


CERTIFICATION

I certify that I have responded fully to Request Nos. 1 and 2, and have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Annual Personal Holdings Report.


Name:      _____________________________________
                          (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________


Revised annual personal holdings report4.doc, February 18, 2005, 11:40 AM

                  SAMPLE LETTER TO BROKER OR OTHER INSTITUTION


DATE

INSTITUTION NAME
ADDRESS


         Re: Request for Duplicate Confirmations and Account Statements Account Registration/Name: __________________________
                  Account No/s: ______________________________________

Dear Sir or Madam:

Effective at once, if you are not already doing so, please mail regularly to Marsico Capital Management, LLC:

     (1) A duplicate confirmation of each transaction that occurs in all accounts listed above (and in any related accounts that are open now or in the future); and

     (2) A duplicate copy of all periodic account statements for the same accounts.

The mailing address where the duplicate confirmations and statements should be sent is:

          Marsico Capital Management, LLC
          Attention:  Compliance Department
          1200 17th Street, Suite 1600
          Denver, Colorado  80202

Thank you for your prompt attention to this matter.

Sincerely,



YOUR NAME

cc:  Marsico Capital Management, LLC
       Compliance Department

                       INITIAL CERTIFICATION OF COMPLIANCE
                             WITH THE CODE OF ETHICS
                       OF MARSICO CAPITAL MANAGEMENT, LLC
                         AND THE MARSICO INVESTMENT FUND
                    TO BE COMPLETED BY ALL NEW MCM EMPLOYEES


I hereby acknowledge receipt of the Code of Ethics (the "Code") of Marsico Capital Management, LLC ("MCM") and the Marsico Investment Fund. I hereby certify that I (i) recently have read the Code (including any updates) and understand its provisions; (ii) will comply with the Code; (iii) have fully and accurately disclosed to MCM all of my securities holdings as required by the Code; and (iv) have requested brokerage confirmations and monthly account statements for all my securities accounts to be provided directly by my broker or bank or other institution to MCM as required by the Code.



Name:             _________________________________
                  (Please print or type clearly)

Signature:        _________________________________


Date:             _________________________________

                      PERIODIC CERTIFICATION OF COMPLIANCE
                             WITH THE CODE OF ETHICS
                       OF MARSICO CAPITAL MANAGEMENT, LLC
                         AND THE MARSICO INVESTMENT FUND
                      TO BE COMPLETED BY ALL MCM EMPLOYEES


I hereby acknowledge receipt of the Code of Ethics (the "Code") of Marsico Capital Management, LLC ("MCM") and the Marsico Investment Fund. I hereby certify that I (i) recently have re-read the Code (including any updates) and understand its provisions; (ii) have complied with and will continue to comply with the requirements of the Code; (iii) have fully and accurately disclosed to MCM all of my securities holdings and personal securities transactions on a quarterly and annual basis as required by the Code; and (iv) have requested brokerage confirmations and monthly account statements for all my securities accounts to be provided directly by my broker or bank or other institution to MCM as required by the Code.



Name:             _________________________________
                  (Please print or type clearly)

Signature:        _________________________________


Date:             _________________________________

                   APPROVAL OF INVESTMENT IN LIMITED OFFERING

I                                   , hereby certify as follows:
  ----------------------------------
         (PRINT NAME)

I seek the approval of Marsico Capital Management, LLC ("MCM") to invest in a Limited Offering (such as an interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets, or certain interests in stock options or other deferred compensation), as required by SEC rules and the Code of Ethics. The Limited Offering is an unregistered offering in: (please circle number)

1. A private operating company, partnership, limited liability company, or similar company that does not primarily invest in securities, but invests primarily in an operating business, real estate, or other assets. I have listed the name of the company, the nature of its business, and the amount of my anticipated investment over time. I believe that my investment in this company or partnership will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the reasons stated below:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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2. A hedge  fund or other  unregistered  investment  company  that is advised or subadvised by MCM.

3. Any other hedge fund, venture capital fund, private equity fund, or other unregistered investment company that primarily invests in securities. I have listed below the name of the fund, name of the fund manager, nature of the fund's investments, amount of my anticipated investment over time, and any facts supporting my desire to invest in the fund.

--------------------------------------------------------------------------------

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                                       1

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I further  certify that my investment  in this hedge fund or other  unregistered investment company will meet the following requirements:

         (a) The fund manager will have complete control over the fund under a written grant of discretion or other formal arrangement described above, and I will have no direct or indirect influence or control over the fund or investment decisions made for it;

         (b) I (and any related person) will not disclose to the fund manager or any representative of the fund any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

         (c) The fund manager and other fund representatives will not disclose to me any investment decision to be implemented for the fund until after the decision has been implemented; and

         (d) I will report to MCM the EXISTENCE of the fund account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the fund through account statements or otherwise if requested, and meet any additional conditions stated below.

4. An unregistered interest in stock options or other deferred compensation. I seek the approval of Marsico Capital Management ("MCM") to participate in my employer's stock option plan and/or stock purchase plan through which my employer makes company stock available to me as part of my compensation arrangements. I have listed below the ESOP/ESPP Account, registration number, company name, securities to be held under the employment plan and any facts supporting my arrangement to hold an interest in the ESOP/ESPP Account. I believe that my receipt of these options or other compensation will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I certify that my investment activities in this ESOP/ESPP Account are subject to the following requirements:

(a) I understand that pursuant to the MCM Code of Ethics, I may buy or sell these Restricted Trading Securities under an employment arrangement, and may exercise or sell any options, if my employer or an affiliate issues the securities or options.

(b) I understand that I remain subject to the MCM Insider Trading Policy which forbids any Employee from (1) buying or selling a security while in possession of non-public, material information about that security, or (2) communicating material nonpublic information to others in violation of the law.

(c) I will report to MCM the EXISTENCE of the ESOP/ESPP Account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the Account through account statements or otherwise if requested, and meet any additional conditions stated below.


Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
              (Compliance Department)

Date:    __________________________________


Additional Conditions:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Approval of Limited Offering.doc 02/18/2005

                APPROVAL OF INVESTMENT IN INITIAL PUBLIC OFFERING

I                                   , hereby certify as follows:
  ----------------------------------
         (PRINT NAME)

I seek the approval of Marsico Capital Management ("MCM") to invest in an Initial Public Offering ("IPO"), as required by SEC rules and the Code of Ethics.

A. The IPO will be a public offering by an issuer described below: (please circle number below)

         1. An issuer whose publicly issued securities I already own is making a rights offering under which all public shareholders may purchase a limited number of shares of an IPO. MCM has granted approval in the Code to invest in IPOs involving this type of rights offering.

         2. An issuer whose privately issued securities I already own is offering private shareholders the opportunity to purchase shares of an IPO. I believe that my investment in IPO securities offered by this issuer will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


         3. An issuer will offer me the right to purchase shares of an IPO for reasons not stated above. I believe that my investment in IPO securities offered by this issuer will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

B. I agree that if MCM grants approval to invest in the IPO, I will comply with any restriction on the subsequent sale of the securities that MCM chooses to impose, including waiting for at least a fixed period of time (such as 90 days) after the offering before selling the securities. I will also comply with the pre-approval, holding period, and blackout period requirements of the Code for the sale of the securities.


Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
              (Compliance Department)

Date:    __________________________________


Additional Conditions:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Approval of Initial Public Offering.doc  02/18/2005

                          SPECIAL ACCOUNT CERTIFICATION


I                                   , hereby certify as follows:
  ----------------------------------
         (PRINT NAME)

I seek the approval of Marsico Capital Management ("MCM") to hold an interest in a managed Special Account through which a financial adviser, trustee, or other person may buy or sell Restricted Trading Securities for me (or for another person in whose securities I have a Beneficial Ownership interest). Approval is required by the Code of Ethics.

I have listed below the Special Account, registration number, name of the financial adviser, trustee, or other person who will manage the Special Account, and any facts supporting my desire to hold an interest in the Special Account.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


I certify that my investment in this Special Account will meet the following requirements:

     (a) The financial adviser, trustee, or other person who manages the Special Account will have complete control over the account under a written grant of discretion or other formal arrangement described above, and I will have no direct or indirect influence or control over the Special Account or investment decisions made for it;

     (b) I (and any related person) will not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

     (c) The financial adviser, trustee, or other person who manages the Special Account will not disclose to me any investment decision to be implemented for the Special Account until after the decision has been implemented; and

     (d) I will report to MCM the EXISTENCE of the Special Account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested, and meet any additional conditions stated below.

Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
              ( Compliance Department)

Date:    __________________________________


Additional Conditions:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Special Acct Cert.doc  2/18/05

                               PRE-CLEARANCE FORM

Employee Name
             ----------------------------------------

Person on whose Behalf Trade is Being Executed (if different)
                                                             -------------------

Broker                             Brokerage Account Number
      ------------------------                             --------------------

Security/Fund                      Ticker Symbol
             ----------------------             -------------------------------

Number of Shares or Units          Price per Share or Unit
                         ---------                        ---------------------

Approximate Total Price
                       ---------------------

To the best of your knowledge, is the requested transaction consistent with the letter and spirit of the MCM Insider Trading Policy?
                                              Yes              No
                                                 -----           -------

To the best of your knowledge, is the requested transaction consistent with the letter and spirit of the MCM/Marsico Funds Code of Ethics?
                                              Yes              No
                                                 -----           -------

Have you acquired the securities within the last 60 days? Yes No (attach 90-day transaction history for Marsico Fund shares or Marsico Sub-advised Fund shares) I CERTIFY THAT THE ABOVE INFORMATION IS COMPLETE AND ACCURATE.



----------------------------                -----------------------
SIGNATURE                                   DATE

================================================================================
                       FOR COMPLIANCE DEPARTMENT USE ONLY

INFORMATION FROM TRADING DESK:

     Current Orders on desk?
                            --------------------------------------------------

     Traded within the last 7 days?
                                    ------------------------------------------

     Portfolio managers planning on trading in next 7 days?
                                                            -------------------

Remarks:
        -----------------------------------------------------

APPROVAL/DISAPPROVAL

Approved: Y    N      Returned to employee on (date)
           ---  ---                               -----------------------------

Approved by                    Date:         Signature:
           ----------------         --------           -------------------------

================================================================================

MCM PRECLEARANCE FORM.doc  2/18/05

                                 EXHIBIT P (iv)

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------
MESSAGE FROM OUR             "THE REPUTATION OF A THOUSAND YEARS MAY BE
CEO                          DETERMINED BY THE CONDUCT OF ONE HOUR."
                             ANCIENT JAPANESE PROVERB

                             We have said it time and again in our GOALS, STRATEGY AND CULTURE statement, "We exist for our clients and are driven by their needs." Wellington Management's reputation is built on this principle. We know that our reputation is our most valuable asset as that reputation attracts clients and promotes their trust and confidence in our firm's capabilities. We entrust our clients' interests and the firm's reputation every day to each Wellington Management employee around the world. Each of us must take constant care that our actions fully meet our duties as fiduciaries for our clients. Our clients' interests must always come first; they cannot and will not be compromised.

                             We have learned through many experiences, that when we put our clients first, we are doing the right thing. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

                             It is important that we all remember "client, firm, person" is our most fundamental guiding principle. This high ethical standard is embodied in our Code of Ethics. The heart of the Code of Ethics goes to our obligation to remain vigilant in protecting the interests of our clients above our own. We encourage you to become familiar with all facets of the Code and trust that you will embrace and comply with both the letter and the spirit of the Code.

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------
TABLE OF CONTENTS            Standards of Conduct                              4
                             Ethical Considerations Regarding
                              Confidentiality                                  5
                             Ethical Considerations Regarding Open-end
                              Mutual Fund Transactions                         5
                             Policy on Personal Securities Transactions        6
                                Covered Accounts                               6
                                Transactions Subject to Pre-clearance
                                 and Reporting                                 8
                                Requesting Pre-clearance                       8
                                Restrictions on Covered Transactions and
                                 Other Restrictions                            9
                                    Blackout Periods                           9
                                    Short Term Trading                        10
                                    Securities of Brokerage Firms             11
                                    Short Sales, Options and Margin
                                     Transactions                             11
                                    Derivatives                               11
                                    Initial Public Offerings ("IPOs")         12
                                    Private Placements                        12
                                    ETFs and HOLDRs                           12
                                Transactions Subject to Reporting Only        12
                                    Transactions Exempt from Pre-clearance
                                     and Reporting                            13
                             Exemptive Procedure for Personal Trading         14
                             Reporting and Certification Requirements         14
                                Initial Holdings Report                       15
                                Duplicate Brokerage Confirmations
                                 and Statements                               15
                                Duplicate Annual Statements for
                                 Wellington Managed Funds                     16
                                Quarterly Reporting of Transactions
                                 and Brokerage Accounts                       16
                                Annual Holdings Report                        17
                                Quarterly Certifications                      17
                                Annual Certifications                         18
                                Review of Reports and Additional Requests     18
                             Gifts, Travel and Entertainment Opportunities
                              and Sensitive Payments                          18
                                General Principles                            18
                                Accepting Gifts                               19
                                Accepting Travel and Entertainment
                                 Opportunities and Tickets                    19
                                Solicitation of Gifts, Contributions,
                                 or Sponsorships                              21
                                Giving Gifts (other than Entertainment
                                 Opportunities)                               22
                                Giving Entertainment Opportunities            22
                                Sensitive Payments                            23
                             Other Activities                                 23
                             Violations of the Code of Ethics                 24

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS
-----------------------      --------------------------------------------------

TABLE OF CONTENTS            APPENDIX A - APPROVED EXCHANGE TRADED FUNDS
                             APPENDIX B - QUICK REFERENCE TABLE FOR PERSONAL
                               SECURITIES  TRANSACTIONS
                             APPENDIX  C -  QUICK REFERENCE TABLE FOR GIFTS AND
                               ENTERTAINMENT

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

STANDARDS OF CONDUCT         Wellington   Management   Company,   LLP   and  its
                             affiliates   ("Wellington   Management")   have   a
                             fiduciary duty to investment company and investment
                             counseling  clients that  requires each Employee to
                             act solely for the  benefit of  clients.  As a firm
                             and as  individuals,  our  conduct  (including  our
                             personal  trading) must  recognize  that the firm's
                             clients  always  come  first and that we must avoid
                             any   abuse  of  our   positions   of   trust   and
                             responsibility.

                             Each Employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each Employee must act with integrity, honesty, dignity and in a highly ethical manner. Each Employee is also required to comply with all applicable securities laws. Moreover, each Employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear.

                             This Code of Ethics (the "Code") recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding Employee conduct in those situations in which conflicts with our clients' interests are most likely to develop. ALL EMPLOYEES ARE SUBJECT TO THIS CODE AND ADHERENCE TO THE CODE IS A BASIC CONDITION OF EMPLOYMENT. IF AN EMPLOYEE HAS ANY DOUBT AS TO THE APPROPRIATENESS OF ANY ACTIVITY, BELIEVES THAT HE OR SHE HAS VIOLATED THE CODE, OR BECOMES AWARE OF A VIOLATION OF THE CODE BY ANOTHER EMPLOYEE, HE OR SHE SHOULD CONSULT TRACY SOEHLE, OUR GLOBAL COMPLIANCE MANAGER, AT 617.790.8149, SELWYN NOTELOVITZ, OUR CHIEF COMPLIANCE OFFICER AT 617.790.8524, CYNTHIA CLARKE, OUR GENERAL COUNSEL AT 617.790.7426, OR LORRAINE KEADY, THE CHAIR OF THE ETHICS COMMITTEE AT 617.951.5020.

                             The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on August 31, 2004, and Rule 204A-1 under the Investment Advisers Act of 1940. The term "Employee" for purposes of this Code, includes all Partners and employees worldwide (including temporary personnel compensated directly by Wellington Management and other temporary personnel to the extent that their tenure with Wellington Management exceeds 90 days).

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------
ETHICAL CONSIDERATIONS       CONFIDENTIALITY  IS  A  CORNERSTONE  OF  WELLINGTON
REGARDING CONFIDENTIALITY    MANAGEMENT'S  FIDUCIARY  REGARDING  CONFIDENTIALITY
                             OBLIGATION  TO ITS CLIENTS AS WELL AS AN  IMPORTANT
                             PART OF THE FIRM'S CULTURE.

                             USE AND DISCLOSURE OF INFORMATION
                             Information acquired in connection with employment by the organization, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, or client interests, is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with our firm to be treated confidentially.

                             Specific reference is made to the firm's Portfolio Holdings Disclosure Policy and Procedures, accessible on the Wellington Management intranet, which addresses the appropriate and authorized disclosure of a client's portfolio holdings.

                             "INSIDE INFORMATION"
                             Specific reference is made to the firm's Statement of Policy on the Receipt and Use of Material, Non-Public Information (i.e., "inside information"), accessible on the Wellington Management intranet, which applies to personal securities transactions as well as to client transactions.

-----------------------      --------------------------------------------------

ETHICAL CONSIDERATIONS       Wellington  Management  requires  that  an Employee
REGARDING  OPEN-END          engaging in mutual fund investments ensure that all
MUTUAL FUND  TRANSACTIONS    that  all  investments  in  open-end  mutual  funds
                             comply with the funds' rules regarding purchases, redemptions, and exchanges.

                             Wellington Management has a fiduciary relationship with the mutual funds and variable insurance portfolios for which it serves as investment adviser or subadviser, including funds organized outside the US ("Wellington Managed Funds").
                             Accordingly, an Employee may not engage in any activity in Wellington Managed Funds that might be perceived as contrary to or in conflict with the interests of such funds or their shareholders.

                             The Code's personal trading reporting requirements extend to transactions and holdings in Wellington Managed Funds (excluding money market funds). A complete list of the Wellington Managed Funds is available to Employees via the Wellington Management intranet. Please refer to "Reporting and Certification Requirements" for further details.

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

POLICY ON PERSONAL           All Employees are  required to clear their personal
SECURITIES TRANSACTIONS      securities transactions (as defined below) prior to
                             execution, report their transactions and holdings periodically, and refrain from transacting either in certain types of securities or during certain blackout periods as described in more detail in this section.

                             EMPLOYEES SHOULD NOTE THAT WELLINGTON MANAGEMENT'S POLICIES AND PROCEDURES WITH RESPECT TO PERSONAL SECURITIES TRANSACTIONS ALSO APPLY TO TRANSACTIONS BY A SPOUSE, DOMESTIC PARTNER, CHILD OR OTHER IMMEDIATE FAMILY MEMBER RESIDING IN THE SAME HOUSEHOLD AS THE EMPLOYEE.

                             COVERED ACCOUNTS

                             DEFINITION OF "PERSONAL SECURITIES TRANSACTIONS"
                             A personal securities transaction is a transaction in which an Employee has a beneficial interest.

                             DEFINITION OF "BENEFICIAL INTEREST"
                             An Employee is considered to have a beneficial interest in any transaction in which the Employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear and report, the following:

                             1
                             Securities owned by an Employee in his or her name.

                             2
                             Securities owned by an individual Employee indirectly through an account or investment vehicle for his or her benefit, such as an IRA, family trust or family partnership.

                             3
                             Securities owned in which the Employee has a joint ownership interest, such as property owned in a joint brokerage account.

                             4

                             Securities in which a member of the Employee's immediate family (e.g., spouse, domestic partner, minor children and other dependent relatives) has a direct,

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             indirect  or  joint   ownership   interest  if  the
                             immediate   family  member   resides  in  the  same
                             household as the Employee.

                             5
                             Securities owned by trusts, private foundations or other charitable accounts for which the Employee has investment discretion (other than client accounts of the firm).

                             If an Employee believes that he or she does not have a beneficial interest in the securities listed above, the Employee should provide the Global Compliance Group (the "Compliance Group") with satisfactory documentation that the Employee has no beneficial interest in the security and exercises no control over investment decisions made regarding the security (see "Exceptions" below). Any question as to whether an Employee has a beneficial interest in a transaction, and therefore an obligation to pre-clear and report the transaction, should be directed to the Compliance Group.

                             EXCEPTIONS
                             If an Employee has a beneficial interest in an account which the Employee feels should not be subject to the Code's pre-clearance and reporting requirements, the Employee should submit a written request for clarification or an exemption to the Global Compliance Manager. The request should name the account, describe the nature of the Employee's interest in the account, the person or firm responsible for managing the account, and the basis upon which the exemption is being claimed. Requests will be considered on a case-by-case basis. An example of a situation where grounds for an exemption may be present is an account in which the Employee has no influence or control (e.g., the Employee has a professionally managed account over which the Employee has given up discretion.

                             In all transactions involving such an account an Employee should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the firm's clients, or with the Employee's position within Wellington Management. In this regard, please refer to the "Ethical Considerations Regarding Confidentiality" section of this Code.

                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
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                             CODE OF ETHICS

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                             TRANSACTIONS SUBJECT TO PRE-CLEARANCE AND REPORTING
                             "COVERED TRANSACTIONS"

                             ALL EMPLOYEES MUST CLEAR THEIR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION, EXCEPT AS SPECIFICALLY EXEMPTED IN SUBSEQUENT SECTIONS OF THE CODE. CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR 24 HOURS FROM THE TIME OF APPROVAL. TRANSACTIONS IN THE FOLLOWING SECURITIES ARE "COVERED TRANSACTIONS" AND THEREFORE MUST BE PRE-CLEARED AND REPORTED:

                             o bonds (including municipal bonds)
                             o stock  (including  shares of closed-end funds and
                               funds organized outside the US that have a structure similar to that of closed-end funds)
                             o exchange-traded funds not listed on Appendix A
                             o notes
                             o convertibles
                             o preferreds
                             o ADRs o single stock futures
                             o limited partnership and limited liability company
                               interests (for example, hedge funds not sponsored by Wellington Management or an affiliate)
                             o options on securities
                             o warrants,  rights,  etc., whether publicly traded
                               or privately placed

                             See Appendix B for a summary of securities subject to pre-clearance and reporting, securities subject to reporting only, and securities exempt from pre-clearance and reporting.

                             --------------------------------------------------
                             REQUESTING PRE-CLEARANCE

                             Pre-clearance  for  Covered  Transactions  must  be
                             obtained   by   submitting   a   request   via  the
                             intranet-based Code of Ethics Compliance System ("COEC"). Approval must be obtained prior to placing the trade with a broker. An Employee is responsible for ensuring that the proposed transaction does not violate Wellington Management's policies or applicable securities laws and regulations by virtue of the Employee's responsibilities at Wellington Management or the information that he or she may possess about the securities or the issuer. The Compliance Group will maintain confidential records of all requests for approval. Covered Transactions offered through a participation in a private placement (including both securities and partnership interests) are

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                             CODE OF ETHICS

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                             subject   to   special   clearance   by  the  Chief
                             Compliance Officer or the General Counsel or their designees, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days (See, "Private Placements").

                             An Employee wishing to seek an exemption from the pre-clearance requirement for a security or instrument not covered by an exception (see below) that has similar characteristics to an excepted security or transaction should submit a request in writing to the Global Compliance Manager.

                             ---------------------------------------------------

                             RESTRICTIONS ON COVERED TRANSACTIONS AND OTHER RESTRICTIONS ON PERSONAL TRADING

                             Covered Transactions are restricted and will be denied pre-clearance under the circumstances described below. Please note that the following restrictions on Covered Transactions apply equally to the Covered Transaction and to instruments related to the Covered Transaction. A related instrument is any security or instrument issued by the same entity as the issuer of the Covered Transaction, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer or instruments otherwise convertible into securities of that issuer.

                             THE RESTRICTIONS AND BLACKOUT PERIODS PRESCRIBED BELOW ARE DESIGNED TO AVOID CONFLICT WITH OUR CLIENTS' INTERESTS. HOWEVER, PATTERNS OF TRADING THAT MEET THE LETTER OF THE RESTRICTIONS BUT ARE INTENDED TO CIRCUMVENT THE RESTRICTIONS ARE ALSO PROHIBITED. IT IS EXPECTED THAT EMPLOYEES WILL COMPLY WITH THE RESTRICTIONS BELOW IN GOOD FAITH AND CONDUCT THEIR PERSONAL SECURITIES TRANSACTIONS IN KEEPING WITH THE INTENDED PURPOSE OF THIS CODE.

                             1
                             Blackout Periods
                             No Employee may engage in Covered Transactions involving securities or instruments which the Employee knows are actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security or instrument. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

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                             CODE OF ETHICS

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                             EMPLOYEE BLACKOUT PERIODS

                             An  Employee  will  be  denied   pre-clearance  for
                             Covered Transactions that are:

                             o being  bought or sold on behalf of clients  until
                               one trading day after such buying or selling is completed or canceled;

                             o the   subject   of  a  new  or   changed   action
                               recommendation from a research analyst until 10 business days following the issuance of such recommendation;

                             o the  subject  of  a  re-issued   but    unchanged
                               recommendation from a research analyst until 2 business days following re-issuance of the recommendation.

                             PORTFOLIO MANAGER ADDITIONAL BLACKOUT PERIOD
                             In addition to the above, an Employee who is a Portfolio Manager may not engage in a personal transaction involving any security for 7 calendar days prior to, and 7 calendar days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures for Personal Trading" below.

                             Portfolio Managers include all designated portfolio managers and other investment professionals that have portfolio management responsibilities for client accounts or who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios.

                             2
                             Short Term Trading
                             No Employee may take a "short term trading" profit with respect to a Covered Transaction, which means a sale, closing of a short position or expiration of an option at a gain within 60 calendar days of its purchase (beginning on trade date plus one), without a special exemption. See "Exemptive Procedures for Personal Trading" on page 14. The 60-day trading prohibition does not apply to transactions resulting in a loss.

                             An Employee engaging in mutual fund investments must ensure that all investments and transactions in open-end mutual funds, including funds organized outside the US, comply with the funds' rules regarding purchases, redemptions, and exchanges.

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                             CODE OF ETHICS

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                             3
                             Securities of Brokerage Firms
                             An Employee engaged in Global Trading and an Employee with portfolio management responsibility for client accounts may not engage in personal transactions involving any equity or debt securities of any company whose primary business is that of a broker/dealer. A company is deemed to be in the primary business as a broker/dealer if it derives more than 15 percent of its gross revenues from broker/dealer related activities.

                             4
                             Short Sales, Options and Margin Transactions
                             THE CODE STRONGLY DISCOURAGES SHORT SALES, OPTIONS AND MARGIN TRANSACTIONS. Subject to pre-clearance, an Employee may engage in short sales, options and margin transactions, however, an Employee engaging in such transactions should recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as noted above. These types of activities are risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited under the Code while the position remains open. FOR EXAMPLE, YOU MAY NOT BE ABLE TO CLOSE OUT SHORT SALES AND TRANSACTIONS IN
                             DERIVATIVES. In specific cases of hardship, an exception may be granted by the Chief Compliance Officer or the General Counsel with respect to an otherwise "frozen" transaction.

                             Particular attention should be paid to margin transactions. An Employee should understand that brokers of such transactions generally have the authority to automatically sell securities in the Employee's brokerage account to cover a margin call. Such sale transactions will be in violation of the Code unless they are pre-cleared. An Employee engaging in margin transactions should not expect that exceptions will be granted after the fact for these violations.

                             5
                             Derivatives
                             Transactions in derivative instruments shall be restricted in the same manner as the underlying security. An Employee engaging in derivative transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as described in more detail in paragraph 4 above.

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                             CODE OF ETHICS

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                             6
                             Initial Public Offerings
                             ("IPOs") No Employee may engage in personal transactions involving the direct purchase of any security (debt or equity) in an IPO (including initial offerings of closed-end funds). This restriction also includes new issues resulting from spin-offs, municipal securities, and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Chief Compliance Officer or the General Counsel upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to initial offerings of open-end mutual funds, US government issues or money market instruments.

                             7
                             Private Placements
                             AN  EMPLOYEE  MAY  NOT  PURCHASE  SECURITIES  IN  A
                             PRIVATE PLACEMENT TRANSACTION (INCLUDING HEDGE FUNDS THAT ARE NOT SPONSORED BY WELLINGTON MANAGEMENT OR ONE OF ITS AFFILIATES) UNLESS APPROVAL OF THE CHIEF COMPLIANCE OFFICER, THE
                             GENERAL COUNSEL OR THEIR RESPECTIVE DESIGNEES HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management, and other relevant factors on a case-by-case basis.

                             8
                             Exchange Traded Funds ("ETFs") and HOLDRs AN EMPLOYEE MAY NOT TRANSACT IN HOLDRS.
                             Transactions in exchange traded funds are permitted. However, transactions in exchange traded funds not listed on Appendix A are Covered Transactions that must be pre-cleared and reported. Transactions in exchange traded funds listed on Appendix A are not Covered Transactions and accordingly, are not subject to pre-clearance or reporting.
                             --------------------------------------------------

                             TRANSACTIONS SUBJECT TO REPORTING ONLY (NO NEED TO PRE-CLEAR)
                             Pre-clearance is not required, but reporting is required for transactions in:

                             1
                             Open-end mutual funds and variable insurance products that are managed by Wellington Management or any of its affiliates, INCLUDING FUNDS ORGANIZED OUTSIDE THE US THAT HAVE A STRUCTURE SIMILAR TO THAT OF OPEN-END MUTUAL FUNDS,

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                             CODE OF ETHICS

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                             if held outside of the  Wellington  Retirement  and
                             Pension Plan ("WRPP"). A list of Wellington Managed Funds is available via the Wellington Management intranet.

                             2
                             Non-volitional transactions to include:
                             o automatic   dividend   reinvestment   and   stock
                               purchase plan acquisitions;
                             o transactions  that result from a corporate action
                               applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).

                             3
                             Gift transactions to include:
                             o gifts  of   securities  to  an  Employee  if  the
                               Employee has no control of the timing;
                             o gifts  of  securities  from  an  Employee  to  an
                               individual so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee;
                             o gifts  of  securities   from  an  Employee  to  a
                               not-for-profit organization. For this purpose, a not-for-profit organization includes only those trusts and other entities exclusively for the benefit of one or more not-for-profit organizations and does not include so-called split interest trusts (no writing is required);
                             o gifts of  securities  from an  Employee  to other
                               trusts   or   investment   vehicles,    including
                               charitable lead trusts, charitable remainder trusts, family partnerships and family trusts, so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee.

                             Even if the gift of a security from an Employee does not require pre-clearance under these rules, a subsequent sale of the security by the recipient of the gift must be pre-cleared and reported IF the Employee is deemed to have a beneficial interest in the security (for example, if the Employee has investment discretion over the recipient or the recipient is a family member living in the same house as the Employee).
                             --------------------------------------------------

                             TRANSACTIONS    EXEMPT   FROM   PRE-CLEARANCE   AND
                             REPORTING
                             Pre-clearance and reporting is not required for transactions in:
                             o US government securities
                             o Exchange Traded Funds listed in Appendix A
                             o money market instruments

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                             CODE OF ETHICS

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                             o Collective    Investment   Funds   sponsored   by
                               Wellington Trust Company, na ("trust company pools")
                             o hedge funds sponsored by Wellington Management or
                               any of its affiliates
                             o broad-based   stock   index  and  US   government
                               securities futures and options on such futures o commodities futures
                             o currency  futures
                             o open-end  mutual  funds  and  variable  insurance
                               products, including funds organized outside the US with a structure similar to that of an open-end mutual fund, that are not managed by Wellington Management or any of its affiliates

-----------------------      ---------------------------------------------------
EXEMPTIVE PROCEDURE          Incases of hardship,  the Chief Compliance Officer,
FOR PERSONAL TRADING         Global  Compliance Manager,  the  General  Counsel,
                             or their respective designees can grant exemptions from the personal trading restrictions in this Code. The decision will be based on a determination that a hardship exists and the transaction for which an exemption is requested would not result in a conflict with our clients' interests or violate any other policy embodied in this Code. Other factors that may be considered include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors.

                             Any Employee seeking an exemption should submit a written request to the Chief Compliance Officer, Global Compliance Manager or the General Counsel, setting forth the nature of the hardship along with any pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive requests for exemptions by an Employee are not likely to be granted.

                             Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Group.

-----------------------      ---------------------------------------------------

REPORTING AND                Records  of  personal  securities  transactions  by
CERTIFICATION                Employees and their  immediate  family members will
REQUIREMENTS                 be  maintained.  All  Employees  are subject to the
                             following reporting and certification requirements:

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                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             1
                             Initial Holdings Report
                             New Employees are required to file an Initial Holdings Report and a Disciplinary Action Disclosure form within ten (10) calendar days of joining the firm. New Employees must disclose all of their security holdings in Covered Transactions including private placement securities, and
                             Wellington   Managed  Funds,   at  this  time.  New
                             Employees are also required to disclose all of their brokerage accounts or other accounts holding Wellington Managed Funds (including IRA Accounts, 529 Plans, custodial accounts and 401K Plans outside of WRPP) at that time, even if the only securities held in such accounts are mutual funds. Personal trading is prohibited until these reports are filed. The forms can be filed via the COEC that is accessible on the Wellington Management intranet.

                             PLEASE NOTE THAT YOU DO NOT NEED TO REPORT MUTUAL FUNDS OR TRUST COMPANY POOLS HELD WITHIN THE WRPP (THIS INFORMATION WILL BE OBTAINED FROM THE WRPP ADMINISTRATOR); AND YOU NEED NOT REPORT WELLINGTON MANAGED FUNDS THAT ARE MONEY MARKET FUNDS.

                             2
                             Duplicate Brokerage Confirmations and Statements for Covered Transactions
                             Employees may place securities transactions with the broker of their choosing. All Employees must require their securities brokers to send duplicate confirmations of their Covered Transactions and quarterly account statements to the Compliance Group. Brokerage firms are accustomed to providing this service.

                             To arrange for the delivery of duplicate confirmations and quarterly statements, each Employee must complete a Duplicate Confirmation Request Form for each brokerage account that is used for personal securities transactions of the Employee and each account in which the Employee has a beneficial interest and return the form to the Compliance Group. The form can be obtained from the Compliance Group. The form must be completed and returned to the Compliance Group prior to any transactions being placed with the broker. The Compliance Group will process the request with the broker in order to assure delivery of the confirmations and quarterly statements directly to the Compliance Group and to preserve the confidentiality of this information. When possible, the duplicate confirmation requirement will be satisfied by

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                             CODE OF ETHICS

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                             electronic  means.  Employees  should  NOT send the
                             completed forms to their brokers directly.

                             If under local market practice, brokers are not willing to deliver duplicate confirmations and/or quarterly statements to the Compliance Group, it is the Employee's responsibility to provide promptly the Compliance Group with a duplicate confirmation (either a photocopy or facsimile) for each trade and quarterly statement.

                             3
                             Duplicate Annual Statements for Wellington Managed Funds.
                             Employees must provide duplicate Annual Statements to the Compliance Group with respect to their holdings in Wellington Managed Funds.

                             4
                             Quarterly Reporting of Transactions and Brokerage Accounts
                             SEC rules require that a quarterly record of all personal securities transactions be submitted by each person subject to the Code's requirements within 30 calendar days after the end of each calendar quarter and that this record be available for inspection. To comply with these SEC rules, every Employee must file a quarterly personal securities transaction report electronically utilizing the COEC accessible to all Employees via the Wellington Management intranet by this deadline.

                             AT THE END OF EACH CALENDAR QUARTER, EMPLOYEES WILL BE REMINDED OF THE SEC FILING REQUIREMENT. AN EMPLOYEE THAT FAILS TO FILE WITHIN THE SEC'S 30
                             CALENDAR DAY DEADLINE WILL, AT A MINIMUM, BE PROHIBITED FROM ENGAGING IN PERSONAL TRADING UNTIL THE REQUIRED FILINGS ARE MADE AND MAY GIVE RISE TO OTHER SANCTIONS.

                             Transactions during the quarter as periodically entered via the COEC by the Employee are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker and certain holdings that were not subject to pre-clearance (as described below) must also be entered by the Employee.

                             ALL  EMPLOYEES  ARE  REQUIRED TO SUBMIT A QUARTERLY
                             REPORT, EVEN IF THERE WERE NO REPORTABLE TRANSACTIONS DURING THE QUARTER. THE QUARTERLY REPORT MUST INCLUDE TRANSACTION INFORMATION
                             REGARDING:

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                             CODE OF ETHICS

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                             o all Covered Transactions (as defined on page 8);
                             o all Wellington  Managed Funds (as defined on page
                               5);
                             o any new brokerage account  established during the
                               quarter including the name of the broker, dealer or bank and the date the account was established;
                             o non-volitional transactions (as described on page
                               13); and
                             o gift transactions (as described on page 13).

                             Transactions in Wellington Managed Funds and non-volitional transactions must be reported even though pre-clearance is not required. For non-volitional  transactions,  the  nature  of  the
                             transaction must be clearly specified in the report. Non-volitional transactions include automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities to and from the Employee, and transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends).

                             5
                             Annual Holdings Report
                             SEC Rules also require that each Employee file, on an annual basis, a schedule indicating their personal securities holdings as of December 31 of each year by the following February 14th. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account and the accounts for which the Employee has a beneficial interest, and the name of any broker, dealer or bank with whom the Employee maintains an account.
                             "Securities" for purposes of this report are Covered Transactions, Wellington Managed Funds and those that must be reported as indicated in the prior section.

                             Employees are also required to disclose all of their brokerage accounts at this time, even if the only securities held in such accounts are mutual funds.

                             6
                             Quarterly Certifications
                             As part of the quarterly reporting process on the COEC, Employees are required to confirm their compliance with the provisions of this Code of Ethics. In addition, each Employee is also required to identify any issuer for which the Employee owns more than 0.5% of the outstanding securities.

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                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             7
                             Annual Certifications
                             As part of the annual reporting process on the COEC, each Employee is required to certify that:
                             o The  Employee  has read the Code and  understands
                               its terms and requirements;
                             o The Employee  has  complied  with the Code during
                               the  course  of his or her  association  with the
                               firm;
                             o The  Employee  has  disclosed  and  reported  all
                               personal securities transactions and brokerage accounts required to be disclosed or reported;
                             o The  Employee  will  continue  to comply with the
                               Code in the future;
                             o The  Employee   will   promptly   report  to  the
                               Compliance Group, the General Counsel, or the Chair of the Ethics Committee any violation or possible violation of the Code of which the Employee becomes aware; and
                             o The Employee  understands that a violation of the
                               Code may be grounds for disciplinary action or termination and may also be a violation of federal and/or state securities laws.

                             8
                             Review of Reports and Additional Requests
                             All reports filed in accordance with this section will be maintained and kept confidential by the Compliance Group. Such reports will be reviewed by the Chief Compliance Officer or his/her designee. The firm may request other reports and certifications from Employees as may be deemed necessary to comply with applicable regulations and industry best practices.

-----------------------      ---------------------------------------------------
GIFTS, TRAVEL AND            Occasionally,  an Employee may be offered  gifts or
ENTERTAINMENT                entertainment  opportunities  by clients,  brokers,
OPPORTUNITIES, AND           vendors or other  organizations  with whom the firm
SENSITIVE PAYMENTS           transacts  business.  The giving and  receiving  of
                             gifts  and   opportunities  to  travel  and  attend
                             entertainment events from such sources are subject to the general principles outlined below and are permitted only under the circumstances specified in this section of the Code.

                             1
                             GENERAL PRINCIPLES APPLICABLE TO GIFTS, TRAVEL AND ENTERTAINMENT OPPORTUNITIES, AND SENSITIVE PAYMENTS
                             o An  Employee  cannot  give  or  accept  a gift or
                               participate in an entertainment opportunity if the frequency and/or value of the gift or entertainment opportunity may be considered excessive or extravagant.

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             o An Employee cannot give or receive a gift, travel
                               and entertainment opportunity or sensitive payment if, in doing so, it would create or appear to create a conflict with the interests of our clients or the firm, or have a detrimental impact on the firm's reputation.
                             o With   regard   to   gifts   and    entertainment
                               opportunities covered and permitted under the Code, under no circumstances is it acceptable for an Employee to resell a gift or ticket to an entertainment event.

                             2
                             ACCEPTING GIFTS
                             The only gift (other than entertainment tickets) that may be accepted by an Employee is a gift of nominal value (i.e. a gift whose reasonable value is no more than $100) and promotional items (e.g. pens, mugs, t-shirts and other logo bearing items). Under no circumstances may an Employee accept a gift of cash, including a cash equivalent such as a gift certificate, bond, security or other items that may be readily converted to cash.

                             Acceptance of a gift that is directed to Wellington Management as a firm should be cleared with the Employee's Business Manager. Such a gift, if approved, will be accepted on behalf of, and treated as the property of, the firm.

                             If an Employee receives a gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Wellington Management. Any question as to the appropriateness of any gift should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

                             3
                             ACCEPTING TRAVEL AND ENTERTAINMENT OPPORTUNITIES AND TICKETS
                             Wellington Management recognizes that occasional participation in entertainment opportunities with representatives from organizations with whom the firm transacts business, such as clients, brokers, vendors or other organizations, can be useful relationship building exercises. Examples of such entertainment opportunities are: lunches, dinners, cocktail parties, golf outings or regular season sporting events.

                             Accordingly, OCCASIONAL participation by an Employee in such entertainment opportunities for legitimate business purposes is permitted provided that:

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                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD
                             WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             o a  representative  from the hosting  organization
                               attends the event with the Employee;
                             o the  primary  purpose  of the event is to discuss
                               business or build a business relationship;
                             o the  Employee   demonstrates  high  standards  of
                               personal behavior;
                             o participation   complies   with   the   following
                               requirements for entertainment tickets, lodging, car and limousine services, and air travel.

                             ENTERTAINMENT TICKETS
                             An Employee occasionally may accept ONE TICKET to an entertainment event ONLY IF THE HOST WILL ATTEND THE EVENT WITH THE EMPLOYEE AND THE FACE VALUE OF THE TICKET OR ENTRANCE FEE IS $200 OR LESS, not including the value of food that may be provided to the Employee before, during, or after the event. An Employee is required to obtain prior approval from his or her Business Manager before accepting any other entertainment opportunity.

                             An Employee is strongly discouraged from participating in the following situations and may not participate unless PRIOR approval from his/her Business Manager is obtained:
                             o the  entertainment  ticket has a face value above
                               $200; if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket;
                             o the  Employee  wants  to  accept  more  than  one
                               ticket; if approved by a Business Manager, the Employee is required to reimburse the host for the aggregate face value of the tickets regardless of each ticket's face value;
                             o the  entertainment   event  is  unusual  or  high
                               profile (e.g., a major sporting event); if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket regardless of what the face value might be;
                             o the  host  has  extended  an  invitation  to  the
                               entertainment event to numerous Employees.

                             Business Managers must clear their own participation in the above situations with the Chief Compliance Officer or Chair of the Ethics Committee.

                             EACH EMPLOYEE MUST FAMILIARIZE HIMSELF/HERSELF WITH, AND ADHERE TO, ANY ADDITIONAL POLICIES AND PROCEDURES REGARDING ENTERTAINMENT OPPORTUNITIES AND TICKETS THAT MAY BE ENFORCED BY HIS/HER BUSINESS MANAGER.

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             LODGING
                             An Employee is not permitted to accept a gift of lodging in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own lodging expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which lodging is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the lodging, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement PRIOR to attending the entertainment event. Lodging connected to an Employee's business travel will be paid for by Wellington.

                             CAR AND LIMOUSINE SERVICES
                             An Employee must exercise reasonable judgment with respect to accepting rides in limousines and with car services. Except where circumstances warrant (e.g., where safety is a concern), an Employee is discouraged from accepting limousine and car services paid for by a host when the host is not present.

                             AIR TRAVEL
                             An Employee is not permitted to accept a gift of air travel in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own air travel expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which air travel is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the air travel, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement PRIOR to attending the entertainment event. Use of private aircraft or charter flights arranged by the host for entertainment related travel is prohibited. Air travel that is connected to an Employee's business travel will be paid for by Wellington Management.

                             4
                             SOLICITATION    OF   GIFTS,    CONTRIBUTIONS,    OR
                             SPONSORSHIPS
                             An Employee may not solicit gifts, entertainment tickets, gratuities, contributions (including charitable contributions), or sponsorships from brokers, vendors, clients or companies in which the firm invests or conducts research. Similarly, an Employee is prohibited from making such requests through Wellington

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             Management's Trading Department or any other Wellington Management Department or employee (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees).

                             5
                             GIVING    GIFTS    (other    than     Entertainment
                             Opportunities)
                             In appropriate circumstances, it may be acceptable for the firm or its Employees to extend gifts to clients or others who do business with Wellington Management. Gifts of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the gift(s), are prohibited. Gifts with a face value in excess of $100 must be cleared by the Employee's Business Manager.

                             An Employee should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations, and in accordance with generally accepted business practices in the various countries and jurisdictions where Wellington Management does business.

                             6
                             GIVING ENTERTAINMENT OPPORTUNITIES
                             An Employee is not permitted to source tickets to entertainment events from Wellington Management's Trading Department or any other Wellington Management Department or employee, brokers, vendors, or other organizations with whom the firm transacts business (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees). Similarly, an Employee is prohibited from sourcing tickets on behalf of clients or prospects from ticket vendors.

                             CLIENT EVENTS AND ENTERTAINMENT ORGANIZED, HOSTED AND ATTENDED BY ONE OR MORE WELLINGTON MANAGEMENT EMPLOYEES ARE NOT SUBJECT TO THIS PROHIBITION AND ARE OUTSIDE THE SCOPE OF THIS CODE.

                             7
                             SENSITIVE PAYMENTS
                             An Employee may not participate on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             o Use  of the  firm's  name  or  funds  to  support
                               political candidates or issues, or elected or appointed government officials;
                             o Payment  or  receipt  of  bribes,  kickbacks,  or
                               payment or receipt of any money in violation of any law applicable to the transaction;
                              o Payments to  government  officials or government
                               employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.


                             An Employee making contributions or payments of any kind may do so in his/her capacity as an individual, but may not use or in any way associate Wellington Management's name with such contributions or payments (except as may be required under applicable law). Employees should be mindful of these general principals when making donations to charities sponsored by clients.

                             8
                             QUESTIONS AND CLARIFICATIONS
                             Any question as to the appropriateness of gifts, travel and entertainment opportunities, or payments should be discussed with the Chief Compliance Officer, Global Compliance Manager, the General Counsel, or the Chair of the Ethics Committee.

-----------------------      --------------------------------------------------
OTHER ACTIVITIES             OUTSIDE ACTIVITIES
                             All   outside    business    affiliations    (e.g.,
                             directorships, officerships or trusteeships) of any
                             kind  or  membership  in  investment  organizations
                             (e.g.,  an investment  club) must be approved by an
                             Employee's  Business  Manager  and  cleared  by the
                             Chief  Compliance  Officer,  the General Counsel or
                             the  Chair  of the  Ethics  Committee  prior to the
                             acceptance  of such a position  to ensure that such
                             affiliations  do not  present a  conflict  with our
                             clients'  interests.  New Employees are required to
                             disclose all outside business affiliations to their
                             Business  Manager  upon  joining  the  firm.  As  a
                             general matter,  directorships  in public companies
                             or  companies  that may  reasonably  be expected to
                             become  public  companies  will  not be  authorized
                             because of the  potential  for  conflicts  that may
                             impede our freedom to act in the best  interests of
                             clients.   Service  with  charitable  organizations
                             generally   will   be   authorized,    subject   to
                             considerations  related  to  time  required  during
                             working hours,  use of proprietary  information and
                             disclosure  of  potential  conflicts  of  interest.
                             Employees  who  engage  in  outside   business  and
                             charitable activities are not acting in their capacity as employees of Wellington Management and may not use Wellington Management's name.

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                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------

                             OUTSIDE EMPLOYMENT
                             Employees who are officers of the firm may not seek additional employment outside of Wellington Management without the prior written approval of the Human Resources Department. All new Employees are required to disclose any outside employment to the Human Resources Department upon joining the firm.


VIOLATIONS OF THE            COMPLIANCE WITH THE CODE IS EXPECTED AND VIOLATIONS
CODE OF ETHICS               OF ITS  PROVISIONS ARE TAKEN  SERIOUSLY.  Employees
                             must  recognize  that  the Code is a  condition  of
                             employment with the firm and a serious violation of
                             the  Code  or  related   policies   may  result  in
                             dismissal.  Since many  provisions of the Code also
                             reflect  provisions  of  the  US  securities  laws,
                             Employees  should be aware  that  violations  could
                             also   lead  to   regulatory   enforcement   action
                             resulting  in  suspension  or  expulsion  from  the
                             securities  business,   fines  and  penalties,  and
                             imprisonment.

                             The Compliance Group is responsible for monitoring compliance with the Code. Violations or potential violations of the Code will be considered by some combination of the Chief Compliance Officer, the General Counsel, the Chair of the Ethics Committee and the Vice Chair of the Ethics Committee, who will jointly decide if the violation or potential violation should be discussed with the Ethics Committee, the Employee's Business Manager, and/or the firm's senior management. Further, a violation or potential violation of the Code by an Associate or Partner of the firm will be discussed with the Managing Partners. Sanctions for a violation of the Code may be determined by the Ethics Committee, the Employee's Business Manager, senior management, or the Managing Partners depending on the Employee's position at the firm and the nature of the violation.

                             Transactions that violate the Code's personal trading restrictions will presumptively be subject to being reversed and any profit realized from the position disgorged, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation. If disgorgement is required, the proceeds shall be paid to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee.

                             Violations of the Code's reporting and certification requirements will result in a suspension of personal trading privileges and may give rise to other sanctions.

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                             WELLINGTON MANAGEMENT COMPANY, LLP
                             WELLINGTON TRUST COMPANY, NA
                             WELLINGTON MANAGEMENT INTERNATIONAL LTD
                             WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD WELLINGTON GLOBAL INVESTMENT MANAGEMENT LTD

                             CODE OF ETHICS

-----------------------      --------------------------------------------------
-----------------------      --------------------------------------------------

FURTHER INFORMATION          Questions regarding  interpretation of this Code or
                             questions related to specific  situations should be
                             directed  to  the  Chief  Compliance  Officer,  the
                             General   Counsel   or  the  Chair  of  the  Ethics
                             Committee.

                             Revised: February 1, 2005

Approved Exchange Traded Funds                                       Appendix A



SYMBOL                 NAME

DIA                    The Dow Industrials DIAMONDS
QQQ                    Nasdaq-100 Index Tracking Stock
SPY                    Standard & Poor's Depositary Receipts
RSP                    Standard & Poor's Equal Weighted ETF
DGT                    streetTRACKS Dow Jones US Global Titan
DSG                    streetTRACKS Dow Jones US Small Cap Growth
DSV                    streetTRACKS Dow Jones US Small Cap Value
ELG                    streetTRACKS Dow Jones US Large Cap Growth
ELV                    streetTRACKS Dow Jones US Large Cap Value
EFA                    iShares MSCI EAFE
EEM                    iShares MSCI Emerging Markets
FFF                    The FORTUNE 500 Index Tracking Stock
NY                     iShares NYSE 100
NYC                    iShares NYSE Composite
IJH                    iShares S&P MidCap 400 Index Fund
IJJ                    iShares S&P Midcap 400/BARRA Value
IJK                    iShares S&P Midcap 400/BARRA Growth
IJR                    iShares S&P SmallCap 600 Index Fund
IJS                    iShares S&P SmallCap 600/BARRA Value
IJT                    iShares S&P SmallCap 600/BARRA Growth
IOO                    iShares S&P Global 100
ISI                    iShares S&P 1500
IVE                    iShares S&P 500/BARRA Value Index Fund
IVV                    iShares S&P 500 Index Fund
IVW                    iShares S&P 500/BARRA Growth Index Fund
IWB                    iShares Russell 1000 Index Fund
IWD                    iShares Russell 1000 Value Index Fund
IWF                    iShares Russell 1000 Growth Index Fund
IWM                    iShares Russell 2000
IWN                    iShares Russell 2000 Value
IWO                    iShares Russell 2000 Growth
IWP                    iShares Russell Midcap Growth
IWR                    iShares Russell Midcap IWS iShares Russell Midcap Value
IWV                    iShares Russell 3000 Index Fund
IWW                    iShares Russell 3000 Value
IWZ                    iShares Russell 3000 Growth
IYY                    iShares Dow Jones U.S. Total Market Index Fund
JKD                    iShares Morningstar Large Core
JKE                    iShares Morningstar Large Growth
JKF                    iShares Morningstar Large Value
JKG                    iShares Morningstar Mid Core
JKH                    iShares Morningstar Mid Growth
JKI                    iShares Morningstar Mid Value
JKJ                    iShares Morningstar Small Core
JKK                    iShares Morningstar Small Growth
JKL                    iShares Morningstar Small Value
MDY                    Standard & Poor's MidCap 400 Depositary Receipts
OEF                    iShares S&P 100 Index Fund
ONEQ                   Nasdaq Composite
VB                     Vanguard Small Cap VIPERs

Approved Exchange Traded Funds                                       Appendix A


VBK                    Vanguard Small Cap Growth VIPERs
VBR                    Vanguard Small Cap Value VIPERs
VO                     Vanguard MidCap VIPERs
VTI                    Vanguard Total Stock Market VIPERs
VTV                    Vanguard Value VIPERs
VUG                    Vanguard Growth VIPERs
VXF                    Vanguard Extended Market VIPERs
VV                     Vanguard Large Cap VIPERs
SHY                    iShares Lehman 1-3 Year Treasury
IEF                    iShares Lehman 7-10 Year Treasury
TLT                    iShares Lehman 20+ Year Treasury
TIP                    iShares Lehman TIPs
AGG                    iShares Lehman Aggregate
LQD                    iShares Goldman Sachs $ InvesTop Corporate


Other ETF's should be pre-cleared and may be added to the above list at the discretion of the Ethics Committee.

Personal Securities Transactions                                     Appendix B

===============================================================================
YOU MUST PRE-CLEAR AND REPORT THE FOLLOWING TRANSACTIONS:
===============================================================================
Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government )
Municipal Bonds
Stock
Closed-end Funds
Exchange Traded Funds not listed in Appendix A
Notes
Convertible Securities
Preferred Securities
ADRs
Single Stock Futures
Limited Partnership Interests (INCLUDING HEDGE FUNDS NOT MANAGED BY WMC)
Limited Liability Company Interests (INCLUDING HEDGE FUNDS NOT MANAGED BY WMC) Options on Securities
Warrants
Rights
===============================================================================
YOU MUST REPORT (BUT NOT PRE-CLEAR) THE FOLLOWING TRANSACTIONS:
===============================================================================
Automatic Dividend Reinvestment
Stock Purchase Plan Acquisitions
Corporate Actions (splits, tender offers, mergers, stock dividends, etc.) Open-end Mutual Funds (other than money market funds) and variable insurance products advised or sub-advised by WMC, including offshore funds ("Wellington Managed Funds")
Gifts of  securities to you over which you did not control the timing
Gifts of securities from you to a not-for-profit organization,  including a private  foundation and donor advised fund
Gifts of securities from you to an individual or donee other than a not-for-profit if the individual or donee represents that he/she has no present intention of selling the security
===============================================================================
YOU DO NOT NEED TO PRE-CLEAR OR REPORT THE FOLLOWING TRANSACTIONS:
===============================================================================
Open-end Mutual Funds not managed by WMC
Offshore Funds not managed by WMC
Variable Insurance Products not managed by WMC
Approved ETFs listed on Appendix A
Direct Obligations of the U.S. Government (including  obligations issued by
GNMA & PEFCO)
Money Market Instruments
Wellington Trust Company Pools
Wellington Sponsored Hedge Funds
Broad based Stock Index Futures and Options
Securities Futures and Options on Direct Obligations of the U.S. Government Commodities Futures
Foreign Currency Transactions
===============================================================================
PROHIBITED TRANSACTIONS:
===============================================================================
HOLDRS
Initial Public Offerings ("IPOs")
===============================================================================

GIFTS AND ENTERTAINMENT                                               APPENDIX C

                             PERMITTED                      RESTRICTIONS

ACCEPTING AN INDIVIDUAL      Gifts with a value of $100     Gifts of cash, gift
GIFT                         or less are generally          certificates or
                             permitted.                     other item readily
                                                            convertible to cash
                                                            cannot be accepted.
                                                            Gifts valued at
                                                            over $100 cannot
                                                            be accepted.

ACCEPTING A FIRM GIFT                                       Employee's Business
                                                            Manager must approve
                                                            prior to accepting.

ACCEPTING ENTERTAINMENT      Permissible only if            Discouraged from
OPPORTUNITIES AND TICKETS    participation is occasional,   accepting ticket or
                             host is present, event has     entrance fee with
                             a legitimate business purpose, face value over
                             ticket or entrance fee has     $200, more than one
                             face value of $200 or less,    ticket, ticket to
                             event is not unusual or high   high provile or
                             profile or could not be deemed unusual event, or
                             excessive.                     event where
                                                            numerous Wellington
                                                            Employees are
                                                            invited. Business
                                                            Manager approval
                                                            required for above
                                                            situations and
                                                            Employee must pay
                                                            for ticket.

ACCEPTING LODGING            Employee cannot accept gift    Employee must pay
                             of lodging                     cost of lodging in
                                                            connection with any
                                                            entertainment
                                                            opportunity.

ACCEPTING CAR/LIMO           Exercise reasonable judgment   Discouraged from
SERVICE                      and hose must be present.      accepting when
                                                            host is not present
                                                            unless safety is a
                                                            concern

ACCEPTING AIR TRAVEL-        Employee cannot accept gift    Employee must pay
COMERCIAL                    of air travel                  air travel expenses
                                                            in connection with
                                                            entertainment
                                                            opportunity.

ACCEPTING AIR TRAVEL-        Employee cannot accept gift    Employee cannot
PRIVATE                      of private air travel.         accept gift of
                                                            private air travel.


GIVING GIFTS                 Gifts to clients valued at     Gifts valued at over
                             $100 or less are acceptable    $100 require
                             provided gift is not cash or   approval of
                             case equivalent.               employee's Business
                                                            Manager.

GIVING ENTERTAINMENT                                        Employees cannot
OPPORTUNITIES                                               source tickets on
                                                            behalf of clients
                                                            from other employees
                                                            or from ticket
                                                            vendors.